UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

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SPECTRA ENERGY CORP

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Spectra Energy

Proxy Statement and Notice of 2015 Annual Meeting of Shareholders

April 28, 2015
Houston, Texas

To Our

Shareholders

Dear Shareholders,

In 2014, Spectra Energy delivered strong financial and business results and remained committed to creating value for our investors. We will again highlight some of those results during our Annual Meeting of Shareholders in Houston on April 28, 2015, and invite you to attend either in person or via our webcast.

Our financial and strategic plans, reviewed and approved by our directors, support continued earnings, cash and dividend growth. We have expanded our portfolio of assets, which helped in securing $3.5 billion of new growth projects supported by firm, fee-based contracts.

We have been rigorous in our assessment of both the opportunities and risks facing our business in the current and longer-term environment. We have worked diligently to buffer your company from the volatility that accompanies commodity, currency and economic cycles.

We believe the primary fundamentals driving the current period of midstream infrastructure build-out are still strong: increasing supplies of natural gas, natural gas liquids and crude oil require paths to growing markets. Our expansive North American asset footprint allows us to efficiently connect supply to demand, customers to service and solutions, and investors to value growth.

The directors, executives and employees of Spectra Energy are dedicated to serving our investors’ needs and expectations with excellence over the long term.

Sincerely,

Gregory L. Ebel

CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dear Shareholders,

Spectra Energy is a company deeply grounded in sound governance principles. Those principles are designed and continually assessed to ensure that we operate our business responsibly, ethically and in a manner aligned with the interests of our investors and stakeholders.

The governance structure of our board is focused within four committees: audit, compensation, corporate governance, and finance and risk management – all comprised solely of independent directors.

The rapidly shifting dynamics of our business and world make risk management a key imperative, and each year the board reviews prioritized risks across four areas: financial, strategic, operational and legal. Additionally, at every meeting, the board is updated on risk trends, changes to previously identified risks and emerging risks.

Spectra Energy’s Audit Committee oversees the quality and integrity of the Company’s financial statements and internal controls and compliance with legal and regulatory requirements.

The Compensation Committee of the board ensures that Spectra Energy executives are compensated in a manner that is fair, equitable, performance-based and guided by the long-term interests of investors.

Through our Corporate Governance Committee, we continuously review and refine the structure, composition, principles and guidelines of our board to serve your needs now and into the future. The Finance and Risk Management Committee provides oversight of the company’s financial affairs and risk management, and oversight on environmental, health, safety and sustainability issues affecting the company.

As Lead Director, it is my privilege to work alongside committed and engaged board members who bring exceptional knowledge, perspective and accountability to their roles, and oversee Spectra Energy’s talented executive team.

Sincerely,

F. Anthony Comper

LEAD DIRECTOR

SPECTRA ENERGY CORP 2015 PROXY STATEMENT

Notice of Annual Meeting

of Shareholders

Where: Spectra Energy Corp Headquarters 5400 Westheimer Court Houston, Texas 77056 When: Tuesday, April 28, 2015 10:00 a.m. Central Time

At our Annual Meeting, shareholders will:

▶ Vote on the election of all directors for the coming year

▶ Vote to approve the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015

▶ Vote on an advisory resolution to approve our executive compensation

▶ Vote on the two shareholder proposals described in this proxy statement, if properly presented at the meeting

▶ Transact other business that may properly come before the meeting

You are entitled to vote if you were a shareholder of record at the close of business on March 2, 2015. Even if you plan to attend the Annual Meeting in person, please cast your vote as soon as possible. You may vote by Internet, by telephone, or by completing and mailing your proxy card. If you attend the Annual Meeting and wish to change your vote at that time, you will be able to withdraw any previously submitted proxy and vote in person.

By Order of the Board of Directors

Patricia M. Rice

Vice President, Deputy General Counsel and Secretary

March 19, 2015

Houston, Texas

For specific voting information, see “Annual Meeting Information” beginning on page 59 of this proxy statement.

Your vote is important. Please complete, sign, date and return your proxy or submit your vote by telephone or the Internet. See page 1 for the weblink and the toll-free telephone number for shareholder voting.

SPECTRA ENERGY CORP 2015 PROXY STATEMENT

Annual Meeting Information

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 28, 2015. The proxy statement, our 2014 Annual Report to Shareholders and our 2014 Annual Report on Form 10-K are available at www.proxyvote.com.

SPECTRA ENERGY CORP 2015 PROXY STATEMENT

Unless stated otherwise or the context otherwise requires, all references in this proxy statement to “us,” “we,” “our,” “Company” or “Spectra Energy” are to Spectra Energy Corp.

Proxy Summary

In this summary, we highlight certain information you will find in this proxy statement. Please review the entire proxy statement carefully before casting your vote. Distribution of this proxy statement and form of proxy to shareholders began on or about March 19, 2015.

Spectra Energy 2015 Annual Meeting of Shareholders

Tuesday, April 28, 2015

10:00 a.m. Central Time

Spectra Energy Corp Headquarters

5400 Westheimer Court

Houston, Texas 77056

Who May Vote: You are entitled to vote if you held Spectra Energy shares as of the record date for this meeting, which was March 2, 2015.

Admission to the Meeting: Spectra Energy shareholders as of the record date are entitled to attend the Annual Meeting. In accordance with our security procedures, you must present a government-issued photo identification to attend the meeting.

If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring an account statement or letter from the nominee indicating that you were the owner of the shares as of March 2, 2015.

Meeting Webcast: If you cannot attend in person, we invite you to access a live webcast of the meeting via the Investors section of Spectra Energy’s website. You may also listen in by conference call at 888-252-3715 (United States or Canada) or 706-634-8942 (international callers). The conference code is 6697521. Please call 5 to 10 minutes prior to the scheduled start time.

VOTING RECOMMENDATIONS

Proposal Number	Subject of Proposal	Recommended Vote	For details see pages starting on
1	Election of directors for the coming year	FOR the proposal	4
2	Approval of the Board’s selection of independent auditor	FOR the proposal	20
3	Non-binding approval of executive compensation	FOR the proposal	23
4	Shareholder proposal – political contributions	AGAINST the proposal	53
5	Shareholder proposal – lobbying disclosures	AGAINST the proposal	55

Your vote is important, so please cast your vote as soon as possible by:	Internet at www.proxyvote.com	Toll-free call from the United States or Canada at 1-800-690-6903	Mailing your signed proxy or voting instruction form	Scanning this QR code to vote with your mobile device

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      1

PROXY SUMMARY

Board Nominees

Name	Principal Occupation	Director Since	Committee Service
Gregory L. Ebel Chairman	President and Chief Executive Officer, Spectra Energy Corp	2008	W W
F. Anthony Comper Independent Lead Director	Retired President and Chief Executive Officer, BMO Financial Group	2007	• Audit • Corporate Governance
Austin A. Adams	Retired Executive Vice President and Chief Information Officer, JPMorgan Chase & Co.	2007	• Audit • Corporate Governance
Joseph Alvarado	Chairman, President and Chief Executive Officer, Commercial Metals Company	2011	• Compensation • Finance and Risk Management
Pamela L. Carter	President, Cummins Distribution Business	2007	• Compensation • Corporate Governance (Chair)
Clarence P. Cazalot Jr	Retired Executive Chairman, President and Chief Executive Officer, Marathon Oil Corporation	2013	• Compensation • Finance and Risk Management
Peter B. Hamilton	Retired Senior Vice President and Chief Financial Officer, Brunswick Corporation	2007	• Audit (Chair) • Corporate Governance
Miranda C. Hubbs*	Former Executive Vice President and Managing Director, McLean Budden	—	W W
Michael McShane	Former Chairman, President and Chief Executive Officer, Grant Prideco, Inc.	2008	• Audit • Finance and Risk Management (Chair)
Michael G. Morris	Retired Chairman, President and Chief Executive Officer, American Electric Power	2013	• Compensation • Finance and Risk Management
Michael E.J. Phelps	Chairman, Dornoch Capital Inc.	2006	• Compensation (Chair) • Finance and Risk Management
* First-time director nominee.

Governance Highlights

We are committed to strong and sustainable corporate governance, which promotes the long-term interests of our shareholders, strengthens Board and management accountability, and helps build public trust in the Company. Highlights of our commitment to strong corporate governance include:

•	Annual Election of all Directors

•	Majority Voting for Directors

•	10 out of 11 Director Nominees are Independent

•	Independent Lead Director

•	Independent Audit, Compensation and Corporate Governance Committees

•	Independent Financial and Risk Management Committee
•	Regular Executive Sessions of Independent Directors

•	Risk Oversight by Board and Committees

•	Annual Board and Committee Self-Evaluations

•	Annual Shareholder Advisory Approval of Executive Compensation

•	Political Contributions Policy

•	Long-standing Active Shareholder Engagement
•	Transparent Public Policy Engagement

•	Executive Compensation Driven by Pay-For Performance Philosophy

•	Share Ownership Guidelines for Directors and Executives

•	Equity Awards with Clawback Provisions

•	No Shareholder Rights Plan or “Poison Pill”

•	Initiatives on Sustainability, Environmental Matters and Social Responsibility

2      SPECTRA ENERGY CORP 2015 PROXY STATEMENT

PROXY SUMMARY

Performance Overview

2014 Highlights

„	Exceeded earnings targets

„	Continued increase in annual dividend

„	More than 10% increase in quarterly dividend effective in the last quarter

„	Placed $800 million of growth projects into service

„	Secured $3.5 billion of new growth projects

„	Growth projects supported by firm, fee-based contracts

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      3

Proposal 1:

Election of Directors

Based on recommendations from the Corporate Governance Committee, our Board has nominated the following 11 individuals for election to the Board:

•	Gregory L. Ebel, our Chairman, President and Chief Executive Officer;

•	F. Anthony Comper, our Lead Director (independent); and

•	our other independent nominees: Austin A. Adams, Joseph Alvarado, Pamela L. Carter, Clarence P. Cazalot Jr, Peter B. Hamilton, Miranda C. Hubbs, Michael McShane, Michael G. Morris and Michael E. J. Phelps.

Presently, the size of our Board is fixed at 10 members. Prior to the Annual Meeting, the Board will amend the Company’s By-Laws to increase the size of the Board to 11 members. All the nominees (other than Ms. Hubbs) are current members of our Board. Each nominee is standing for election to a one-year term that will expire at the 2016 Annual Meeting. If any nominee is unable to stand for election, the Board may either reduce the number of directors or designate a substitute. If the Board chooses to designate a substitute, shares represented by proxies may be voted for that substitute. We do not expect that any nominee will be unavailable or unable to serve.

Information on our Nominees

We believe that all nominees are well qualified to fulfill their responsibilities. Their qualifications include strong leadership ability, global business experience, financial and industry expertise and experience in law and public policy. The characteristics we look for in any director candidate include intelligence, perceptiveness, good judgment, maturity, high ethical standards, integrity and fairness, professional compatibility with our other directors and executives, and diversity that enhances the perspective and experience of our Board.

This year, our nominees include Ms. Hubbs, a seasoned financial services professional in the Canadian energy industry. Ms. Hubbs brings significant financial and business experience to our Board, having served as an Executive Vice President and Managing Director of a large Canadian financial services company.

Gregory L. Ebel Chairman, President and Chief Executive Officer, Spectra Energy
SKILLS AND QUALIFICATIONS:
	• Serves as our Chairman, President and CEO • Served as our Chief Financial Officer and in other leadership positions in operations, strategic development, and government and investor relations	• Served as President of Union Gas Limited, one of our Canadian subsidiaries
Age 50	KEY EXPERIENCE:
Director since 2008	Before assuming his current position on January 1, 2009, Mr. Ebel had served as Spectra Energy’s Group Executive and Chief Financial Officer since January 2007. Prior to that time, he served as President of Union Gas Limited from January 2005 until January 2007, and Vice President, Investor & Shareholder Relations of Duke Energy Corporation from November 2002 until January 2005. Mr. Ebel joined Duke Energy in March 2002 as Managing Director of Mergers and Acquisitions in connection with Duke Energy’s acquisition of Westcoast Energy Inc. Mr. Ebel is Chairman, President and Chief Executive Officer of our master limited partnership, Spectra Energy Partners, LP (“SEP”), and he is also a director of our joint venture entity, DCP Midstream, LLC.

OTHER PUBLIC DIRECTORSHIPS DURING PAST FIVE YEARS:
The Mosaic Company (current).

4      SPECTRA ENERGY CORP 2015 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS Information on Our Nominees

F. Anthony Comper Retired President and Chief Executive Officer, BMO Financial Group

Age 69	SKILLS AND QUALIFICATIONS:
	• Experience as both chairman and CEO of a large global financial institution • Financial expertise, including extensive experience with capital markets transactions and risk management	• Significant knowledge of the Canadian marketplace and Canadian political and regulatory environments • Has served as Lead Director of Spectra Energy since 2014
KEY EXPERIENCE:
Director since 2007 and Lead Director since 2014	Mr. Comper is the retired President and Chief Executive Officer and former director of BMO Financial Group, a diversified financial services organization and one of the largest banks in North America. He was appointed to those positions in February 1999 and served as Chairman from July 1999 to May 2004. He previously served on the Board of Directors of BMO Financial Group.

Austin A. Adams Retired Executive Vice President and Chief Information Officer, JPMorgan Chase & Co.

Age 71	SKILLS AND QUALIFICATIONS:

•  Expertise in information technology and security, risk management and strategy, and human resources

•  Experience leading and collaborating with senior management teams

•  Strategic expertise, including extensive involvement with mergers and acquisitions

•  Experience that enables him to help the Audit Committee and Board assess technology, security and other types of risk, which is particularly helpful given the importance of these issues in our daily operations

Director since 2007	KEY EXPERIENCE:
Mr. Adams is the retired Executive Vice President and Chief Information Officer of JPMorgan Chase & Co., a global financial services firm. He assumed that role upon the 2004 merger of JPMorgan Chase and Bank One Corporation and served in that position until he retired in October 2006. Before joining Bank One in 2001, Mr. Adams served as Chief Information Officer at First Union Corporation, now Wells Fargo Corp.

OTHER PUBLIC DIRECTORSHIPS DURING PAST FIVE YEARS:
Dun & Bradstreet Corporation (current); CommScope Holding Company, Inc. (current); First Niagara Financial Group (current); and CommunityONE Bank, N.A. (former).

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      5

PROPOSAL 1: ELECTION OF DIRECTORS Information on Our Nominees

Joseph Alvarado Chairman, President and Chief Executive Officer, Commercial Metals Company

Age 62	SKILLS AND QUALIFICATIONS:
• Current CEO of Commercial Metals Company, a major corporation with international operations • Variety of executive management positions provide our Board excellent perspective

•  As an active CEO, deals with many of the same issues we face at Spectra Energy, including highly competitive industries, operational and manufacturing issues, safety, and diverse and changing regulatory environments

Director since 2011	KEY EXPERIENCE:
Mr. Alvarado is Chairman, President and Chief Executive Officer of Commercial Metals Company (“CMC”), a manufacturer, recycler and marketer of steel and other metals and related products. Mr. Alvarado joined CMC in April 2010 as Executive Vice President and Chief Operating Officer, was named President and Chief Operating Officer in April 2011, and became President and CEO in September 2011. He has been a member of CMC’s board since September 2011 and Chairman since January 2013. Prior to joining CMC, he was President and Chief Operating Officer of Lone Star Technologies, Inc. from 2004 to 2007. In 2007, following the acquisition of Lone Star Technologies, Inc. by United States Steel Corporation, Mr. Alvarado was named President of U.S. Steel Tubular Products, Inc., a division of United States Steel Corporation.

Pamela L. Carter President, Cummins Distribution Business

Age 65	SKILLS AND QUALIFICATIONS:
• A diverse background that includes experience in law, government, politics and business • Knowledge of macro-economic global conditions • A valuable and dynamic international business perspective

•  First woman and first African-American to serve as Attorney General of Indiana

•  Significant experience in, and insight into, global operations, government relations, governance and public policy issues (especially valuable in her role as Chair of our Corporate Governance Committee)

Director since 2007	KEY EXPERIENCE:
Ms. Carter is President of Cummins Distribution Business, a division of Cummins Inc., a global manufacturer of diesel engines and related technologies, a position she assumed in 2008. She previously served as President – Cummins Filtration, then as Vice President and General Manager of Europe, Middle East and Africa business and operations for Cummins Inc. since 1999. Ms. Carter served as Vice President and General Counsel of Cummins Inc. from 1997 to 1999. Prior to joining Cummins Inc., she served as the Attorney General for the State of Indiana from 1993 to 1997. In 2010, Ms. Carter was appointed to the Export-Import Bank of the United States’ sub-Saharan Africa Advisory Council.

OTHER PUBLIC DIRECTORSHIPS DURING PAST FIVE YEARS:
CSX Corporation (current).

6      SPECTRA ENERGY CORP 2015 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS Information on Our Nominees

Clarence P. Cazalot Jr Retired Executive Chairman, President and Chief Executive Officer, Marathon Oil Corporation

SKILLS AND QUALIFICATIONS:

•  A highly respected energy executive with more than 40 years of industry experience

•  Extensive exploration and production expertise (a valuable addition as we establish a strong footprint in the transportation and storage of crude oil)

• Experience as a board member of public companies with international operations

Age 64	KEY EXPERIENCE:
Director since 2013	Mr. Cazalot is the retired Executive Chairman, President and Chief Executive Officer of Marathon Oil Corporation (“Marathon”). He was Executive Chairman of Marathon from August 2013 to December 2013; Chairman from 2011 to 2013; and President, Chief Executive Officer and director from 2002 to August 2013. From 2000 to 2001, he served as Vice Chairman of USX Corporation and President of Marathon. Mr. Cazalot held various executive positions with Texaco Inc. from 1972 to 2000. He is a member of the Advisory Board of the James A. Baker III Institute for Public Policy, the Board of visitors of Texas M.D. Anderson Cancer Center, the Memorial Hermann Health Care Systems Board and the LSU Foundation.

OTHER PUBLIC DIRECTORSHIPS DURING PAST FIVE YEARS:
Baker Hughes Incorporated (current) and FMC Technologies (current).

Peter B. Hamilton Retired Senior Vice President and Chief Financial Officer, Brunswick Corporation

Age 68	SKILLS AND QUALIFICATIONS:

•  An experienced senior executive with sound business acumen and experience that includes legal and regulatory matters, finance and operations

•  Well-versed in the operations of a large diversified corporation, with a particular focus on manufacturing, operations, supply chain, labor relations and customer issues

•  His experience in finance and public-company governance enables him to make valuable contributions to our Board’s Audit and Corporate Governance committees (especially valuable in his role as Chair of our Audit Committee)

Director since 2007	KEY EXPERIENCE:
Mr. Hamilton is the retired Senior Vice President and Chief Financial Officer of Brunswick Corporation, a global designer, manufacturer and marketer of recreation products. He held that position from September 2008 to February 2013. He previously served as a director of Brunswick Corporation. He retired from the Brunswick Corporation Board in 2007. He was Vice Chairman of Brunswick Corporation from 2000 to January 2007; President – Brunswick Boat Group in 2006; President – Life Fitness Division from 2005 to 2006; and President – Brunswick Bowling & Billiards from 2000 to 2005.

OTHER PUBLIC DIRECTORSHIPS DURING PAST FIVE YEARS:
SunCoke Energy, Inc. (current) and Oshkosh Corporation (current).

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      7

PROPOSAL 1: ELECTION OF DIRECTORS Information on Our Nominees

Miranda C. Hubbs Former Executive Vice President and Managing Director, McLean Budden

SKILLS AND QUALIFICATIONS:
	• Significant financial, accounting and business experience in Canadian energy markets • Former Executive Vice President and Managing Director of a large Canadian financial services company	• Former energy research analyst and investment banker with a large Canadian brokerage firm
Age 48	KEY EXPERIENCE:
Director Nominee

Ms. Hubbs is a former Executive Vice President and Managing Director of McLean Budden, one of Canada’s largest institutional asset managers, with over $30 billion in assets under management prior to its sale in 2011 to Sun Life Financial. Before joining McLean Budden in 2002, she served as an energy research analyst and investment banker with Gordon Capital, a large Canadian brokerage firm. Ms. Hubbs received Brendan Wood International TopGun Awards in 2010 as one of the Top 50 Portfolio Managers in Canada and in 2011 as one of the TopGun Investment Minds in Oil and Gas in Canada.

Ms. Hubbs is a member of the Canadian Red Cross National Audit and Finance Committee as well as a founding member and the National Co-Chair of the Canadian Red Cross Tiffany Circle Society of Women Leaders.

Michael McShane Former Chairman, President and Chief Executive Officer, Grant Prideco, Inc.

Age 60	SKILLS AND QUALIFICATIONS:

•  A seasoned leader and chief financial officer within the energy industry, with expansive knowledge of the oil and gas sectors

•  Relationships with chief executives and other senior management at oil and natural gas companies and oilfield service companies around the world

•  Former chairman and CEO of a leading North American drill bit technology and drill pipe manufacturer

•  Brings to the Board a producer perspective that enhances strategic discussions

•  His significant financial and accounting experience makes him highly qualified to serve on our Audit Committee and as Chair of our Finance and Risk Management Committee

Director since 2008	KEY EXPERIENCE:
Mr. McShane served as a director and as President and Chief Executive Officer of Grant Prideco, Inc. from June 2002 and assumed the role of Chairman of the Board of Grant Prideco beginning in May 2004. Mr. McShane retired from Grant Prideco following its acquisition by National Oilwell Varco, Inc. in April 2008. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President-Finance and Chief Financial Officer and director of BJ Services Company LLC beginning in 1998. Mr. McShane serves as an Advisor to Advent International Corporation, a global private equity firm. Mr. McShane also serves as an advisor to TPH Asset Management, LLC.

OTHER PUBLIC COMPANY DIRECTORSHIPS DURING PAST FIVE YEARS:
Superior Energy Services, Inc. (current); Forum Energy Technologies Inc. (current); and Oasis Petroleum Inc. (current).

8      SPECTRA ENERGY CORP 2015 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS Information on Our Nominees

Michael G. Morris Retired Chairman, President and Chief Executive Officer, American Electric Power Company, Inc.

SKILLS AND QUALIFICATIONS:

•  A seasoned executive responsible for the management of complex, regulated business operations, with significant experience in areas relevant to our business

•  Considerable knowledge of the energy industry

• Extensive experience in corporate governance and leadership • Experience as a senior executive with multi-state gas and electric utility companies

Age 68	KEY EXPERIENCE:
Director since 2013	Mr. Morris is the retired Chairman, President and Chief Executive Officer of American Electric Power Company, Inc. (“AEP”). He retired as Chairman of AEP in December 2013 and as Chief Executive Officer of AEP in November 2011. He served as a director of AEP until April 2014. Mr. Morris joined AEP as Chairman, President and Chief Executive Officer in January 2004. Prior to joining AEP, Mr. Morris was Chairman, President and Chief Executive Officer of Northeast Utilities System from 1997 to 2003. Prior to joining Northeast Utilities, Mr. Morris was President and Chief Executive Officer of Consumers Energy, a principal subsidiary of CMS Energy, and President of CMS Marketing, Services and Trading. He was previously President of Colorado Interstate Gas Co. and Executive Vice President of marketing, transportation and gas supply for ANR Pipeline Co., both subsidiaries of El Paso Energy.

OTHER PUBLIC COMPANY DIRECTORSHIPS DURING PAST FIVE YEARS:
Alcoa Inc. (current); L Brands, Inc. (current); and The Hartford Financial Services Group (current).

Michael E.J. Phelps Chairman, Dornoch Capital Inc.

SKILLS AND QUALIFICATIONS:

•  Extensive management, finance and industry experience

•  Deep knowledge of the North American energy industry and the political/regulatory environment

•  Energy-development experience in Indonesia, China and Mexico

•  Prior experience as chairman and CEO of Westcoast Energy Inc., a Canadian subsidiary of Spectra Energy, is valuable in the development of our business in North America and internationally and in managing cross-border relationships

•  Appointed by the Government of Canada to chair a committee to review the regulation of securities markets.

Age 67 Director since 2006	• Brings a valuable Canadian perspective that is particularly helpful since a substantial portion of our assets and employees are in Canada

KEY EXPERIENCE:
Mr. Phelps is Chairman and founder of Dornoch Capital Inc., a private investment company. Prior to forming Dornoch in 2002, he served as President and Chief Executive Officer, and as Chairman and Chief Executive Officer, of Westcoast Energy Inc., Vancouver, BC. He previously served as a director of Canadian Imperial Bank of Commerce, Duke Energy Corporation, Prodigy Gold Incorporated (formerly Kodiak Exploration Ltd.) and Canadian Forest Products. Mr. Phelps has been actively involved in the Interstate Natural Gas Association of America, the North American association representing interstate and interprovincial natural gas pipeline companies.

OTHER PUBLIC COMPANY DIRECTORSHIPS DURING PAST FIVE YEARS:
Marathon Oil Corporation (current) and Canadian Pacific Railway Company (former).

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      9

Corporate Governance

Our Board recognizes that excellence in corporate governance is essential to carrying out its responsibilities to our shareholders. The framework for our corporate governance can be found in our Principles for Corporate Governance, our Code of Business Ethics, and the charters of the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance and Risk Management Committee. You can access these governance materials on our website at http://investors.spectraenergy.com. Click on the “Corporate Governance” link. You can receive printed copies upon request.

Independent Directors

In exercising their duties to our shareholders, our Board members should not be conflicted in any way. To minimize potential conflicts, the only member of our Board who is not independent is our Chairman, President and Chief Executive Officer.

In accordance with the standards for companies listed on the New York Stock Exchange (“NYSE”), the Board considers a director to be independent if it has affirmatively determined that the director has no material relationship with Spectra Energy or its consolidated subsidiaries, either directly or as a shareholder, director, officer or employee of an organization that has a relationship with us or our subsidiaries. The Board makes independence determinations when it approves director nominees for election at the Annual Meeting and also whenever a new director joins the Board between Annual Meetings.

For 2014, the Board determined that none of Spectra Energy’s independent directors and Ms. Hubbs as an independent director nominee, nor any member of their immediate families, had a material relationship with our Company or its subsidiaries. All of these independent director nominees (Messrs. Adams, Alvarado, Cazalot, Comper, Hamilton, McShane, Morris, Phelps, and Mses. Carter and Hubbs) are therefore independent under the NYSE’s listing standards. In reaching this conclusion, the Board considered all transactions and relationships between each such nominee (or any member of his or her immediate family) and our Company and its subsidiaries.

To assist in its independence determinations, the Board has adopted specific standards under which certain relationships are deemed not to impair a director’s independence. Please see “Other Information” beginning on page 57 of this proxy statement for more details.

Board Leadership Structure

One of the Board’s key responsibilities is determining the appropriate leadership structure for the Board, which helps ensure its effective and independent oversight of management on behalf of the Company’s shareholders. The Board has chosen one independent director, F. Anthony Comper, to serve as its Lead Director, while our President and Chief Executive Officer, Gregory L. Ebel, serves as Chairman of the Board.

We believe that our Board leadership structure is appropriate for Spectra Energy because it allows one person to speak for and lead both the Company and the Board, while also providing for effective oversight by an independent board through an independent lead director. The Board reviews its leadership structure and has the flexibility to revise it at any time as it deems appropriate.

In his role as Lead Director, Mr. Comper has broad authority and responsibility over Board governance and operations. His responsibilities, described in our Principles for Corporate Governance, include:

•	presiding at Board meetings at which the Chairman is not present, including executive sessions of the independent directors, which are held after each Board meeting;

•	consulting with the Chairman on Board meeting agendas;

•	calling meetings of independent directors and setting agendas for executive sessions;

10       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

CORPORATE GOVERNANCE Risk Oversight

•	serving as a liaison between the Chairman and the independent directors;

•	approving meeting schedules to ensure that there is sufficient time for discussions; and

•	representing the Board from time to time in consultations or direct communications with shareholders.

Risk Oversight

The Board is responsible for overseeing our risk management process. Acting as a whole, the Board exercises its oversight responsibility with respect to certain business risks that we face, including strategic and competitive risks and risks related to succession of our Chief Executive Officer and other members of management. The Board exercises additional risk oversight responsibilities through its committees, which are comprised solely of independent directors. Each such committee has primary risk oversight responsibility with respect to all matters within the scope of its duties as contemplated by its charter and as described in the table below.

Board Committee	Areas of Risk Oversight	Additional Information
Audit Committee	Financial reporting, internal control, legal, compliance and technology risks	Receives regular reports from management regarding risks faced in our business, including operational and project risks. As noted below, the Finance and Risk Management Committee also receives these types of reports.
Compensation Committee	Compensation programs	Management has undertaken, and the Compensation Committee has reviewed, an evaluation of any incentives created by our compensation programs that may encourage our employees to take risks. Based upon that evaluation, the Committee has concluded that Spectra Energy’s compensation programs do not encourage unnecessary or excessive risks that are reasonably likely to result in a material adverse effect on the Company.
Finance and Risk Management Committee	Credit, commodity, environment, health & safety, financial risks; and overseeing company-wide risk management and risk management governance structure	Together with the Audit Committee, receives regular reports from management regarding risks our business faces, including operational and project risks.

Board Meetings and Attendance

Our Board held seven meetings during 2014 and the committees of the Board met a total of 26 times. All of the directors attended at least 90% of the meetings of the Board and meetings of the committees on which they served during fiscal year 2014. Directors are encouraged to attend the Annual Meeting, and all Board members attended our 2014 Annual Meeting.

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      11

CORPORATE GOVERNANCE Board Committees

Board Committees

The Board has four standing committees – Audit; Compensation; Corporate Governance; and Finance and Risk Management. Each committee operates under a written charter adopted by the Board. The charters are posted on our website at http://investors.spectraenergy.com in the “Corporate Governance” section. The charters are available in print to any shareholder upon request.

Audit Committee

Chair Hamilton Other Members Adams Comper McShane 9 Meetings Held in 2014	The Audit Committee’s responsibilities include:

•  selecting and hiring an independent public accounting firm to conduct audits of our accounting and financial reporting activities and those of our subsidiaries

•  approving all audit and permissible non-audit services that our accounting firm provides

•  reviewing with the accounting firm the scope and results of its audits

•  reviewing with the accounting firm our accounting procedures, internal controls, and accounting and financial reporting policies and practices, as well as those of our subsidiaries

•  reporting and making recommendations to the Board as it deems appropriate

•  providing oversight for all matters related to the security of information technology systems and procedures

•  overseeing our ethics and compliance activities

See page 21 for additional information on the Audit Committee’s pre-approval policy.

The Board has determined that each member of the Audit Committee is “independent” under the NYSE’s listing standards, applicable securities regulations, and the Company’s categorical standards for independence. The Board has also determined that Messrs. Comper, Hamilton and McShane are “audit committee financial experts” as defined by the Securities and Exchange Commission (“SEC”).

Compensation Committee

Chair Phelps Other Members Alvarado Carter Cazalot Morris 5 Meetings Held in 2014	The Compensation Committee’s responsibilities include:

•  establishing and reviewing our overall executive compensation philosophy and approving changes to our compensation program

•  reviewing and approving corporate goals and objectives relevant to our CEO’s compensation and evaluating his performance in light of those goals and objectives

•  reviewing and approving annual salaries, short-term and long-term incentive opportunities, and results and other benefits for our CEO and other executive officers

•  reviewing and approving any agreement that we enter into with an executive officer

• approving equity grants under our Long-Term Incentive Plan • reviewing and discussing with management our compensation-related disclosures

The Board has determined that each member of the Compensation Committee is “independent” under the NYSE’s listing standards and the Company’s categorical standards for independence, a “non-employee director” under the Securities Exchange Act Rule 16b-3, and an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

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CORPORATE GOVERNANCE Board and Committee Performance Evaluations

Corporate Governance Committee

Chair Carter Other Members Adams Comper Hamilton 5 Meetings Held in 2014	The Corporate Governance Committee’s responsibilities include:

•  making recommendations on the size and composition of the Board and its committees

•  making recommendations on the compensation of independent directors

•  recommending potential CEO candidates as part of our succession-planning process

•  recommending qualified and suitable individuals to fill Board vacancies when they occur (and hiring external search firms or other third parties to help identify and evaluate potential nominees)

•  recommending the slate of director nominees for each year’s Annual Meeting, including any nominees recommended by shareholders

•  overseeing the self-evaluation of the Board and its committees

•  reviewing any conflict of interest involving  officers and directors

The Board has determined that each member of the Corporate Governance Committee is “independent” under the NYSE’s listing standards and the Company’s categorical standards for independence.

Finance and Risk Management Committee

Chair McShane Other Members Alvarado Cazalot Morris Phelps 6 Meetings Held in 2014	The Finance and Risk Management Committee’s responsibilities include:

•  reviewing our overall financial and fiscal affairs and making recommendations to the Board regarding dividends, financing and fiscal policies

•  reviewing our financial exposure and the strategies used to mitigate risk

•  reviewing our risk exposure as it relates to earnings and to the overall corporate portfolio

•  reviewing the financial impacts of major transactions such as mergers, acquisitions, reorganizations and divestitures

• overseeing enterprise risk management • overseeing management of environmental, health and safety matters

Board and Committee Performance Evaluations

In 2014, as they do each year, the Board and its standing committees conducted self-evaluations of their performance. The Corporate Governance Committee oversaw these performance evaluations, which were also discussed with the full Board. These self-evaluations did not suggest a need for any material changes to the processes and governance procedures of the Board or its Committees.

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CORPORATE GOVERNANCE Transactions with Related Persons

Transactions with Related Persons

The Board is responsible for the oversight and approval (or ratification) of any “related-person transactions.” These are transactions, relationships or arrangements involving the Company in which any “related person” has a direct or indirect material interest. For this purpose, the following persons are considered “related” to the Company:

•	our directors, director nominees, executive officers, and their immediate family members;

•	beneficial owners of more than 5% of our common stock and their immediate family members; and

•	entities in which a person described above is employed, has a substantial interest, or holds a position such as general partner or principal.

Under the Board’s written procedures for the reporting, review and approval of related-person transactions, the Corporate Governance Committee evaluates these transactions and approves only those that it believes are consistent with the best interests of the Company and its shareholders as the Committee determines in good faith. The Committee bases this evaluation on all relevant factors, including:

•	the benefits of the transaction to the Company;

•	the terms of the transaction and whether they were made on an arm’s-length basis and in the ordinary course of the Company’s business;

•	the direct or indirect nature of the related person’s interest in the transaction;

•	the size and expected term of the transaction; and

•	other facts and circumstances that bear on the materiality of the transaction under applicable laws and listing standards.

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Report of the Corporate Governance Committee

The following report of the Corporate Governance Committee describes its philosophy, its responsibilities, and certain of its policies relating to the Board.

Philosophy

The Corporate Governance Committee believes that sound corporate governance has three components:

•	Board independence;

•	processes and practices that foster solid decision-making by both management and the Board; and

•	balancing the interests of all of our stakeholders – our investors, customers, employees, the communities we serve and the environment.

The Committee’s charter is available on our website at http://investors.spectraenergy.com/ in the “Corporate Governance” section. The Committee’s charter is summarized below.

Membership

The Corporate Governance Committee must have three or more members, all of whom must qualify as independent directors under the listing standards of the NYSE and other applicable rules and regulations.

Responsibilities

The Committee’s responsibilities include, among other things:

•	implementing policies regarding corporate governance matters;

•	assessing the Board’s membership needs and recommending nominees;

•	recommending to the Board those directors to be selected for membership on, or removal from, the various Board committees and those directors to be designated as chairs of Board committees;

•	recommending compensation of independent directors;

•	reviewing or approving related party transactions; and

•	sponsoring and overseeing performance evaluations for the various Board committees, the Board as a whole, and the directors and management, including the Chief Executive Officer.

The Committee may conduct or authorize investigations or studies of matters within the scope of the Committee’s duties and responsibilities, and may retain, at the Company’s expense and at the Committee’s sole discretion, consultants and attorneys to assist in such work as the Committee deems necessary. In addition, the Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms, with such fees to be borne by the Company. Finally, the Committee conducts an annual self-evaluation of its performance.

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REPORT OF THE CORPORATE GOVERNANCE COMMITTEE Director Candidates

Director Candidates

Profile

While the Committee has not prescribed standards for considering diversity, as a matter of practice, the Committee looks for diverse nominees who can enhance perspective and experience through diversity in gender, ethnic background, geographic origin and professional experience. The Committee looks for the following characteristics in any candidate for nominee to serve on our Board:

•	fundamental qualities of intelligence, perceptiveness, good judgment, maturity, high ethics and standards, integrity and fairness;

•	a genuine interest in the Company and a recognition that, as a member of the Board, one is accountable to the Company’s shareholders as a whole;

•	a background that includes broad business experience or demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business organization;

•	experience as a present or former chief executive officer, chief operating officer, or substantially equivalent level executive officer of a highly complex organization such as a corporation, university or major unit of government, or as a professional who regularly advises such organizations;

•	no conflict of interest or impediment that would interfere with the duty of loyalty owed to the Company and its shareholders;

•	the ability and willingness to spend the time required to function effectively as a director;

•	compatibility and ability to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director;

•	independent judgment and willingness to express views in a constructive manner; and

•	diversity and the extent to which the nominee would fill a present need on the Board.

Identifying Nominees

As noted above, the Committee may engage a third party from time to time to assist it in identifying and evaluating new director candidates. Based on surveys of the then-current Board members and the profile described above, the Committee will advise the third party of the characteristics, skills and experiences that may complement those of our existing members. The third party will then recommend nominees having such attributes. All of the nominees on the proxy card are current members of our Board and were recommended by the Committee, except for Ms. Hubbs, who was nominated by the Committee for her initial election at the Annual Meeting. Ms Hubbs was recommended by a current member of the Board.

Nominations by Shareholders

The Committee considers nominees recommended by shareholders on a similar basis as it does nominees recommended by other third parties, taking into account, among other things, the profile criteria described above and the nominee’s experiences and skills. In addition, the Committee considers the shareholder nominee’s independence with respect to both the Company and the nominating shareholder. Shareholders interested in submitting nominees for the Board will need to provide timely written notice to the Corporate Governance Committee, c/o Corporate Secretary, Spectra Energy Corp, 5400 Westheimer Court, Houston, Texas 77056. Our Corporate Secretary must receive this notice not less than 90 or more than 120 days prior to the anniversary of the Annual Meeting.

Under our By-Laws, the notice must include certain information about the nominee. You can access the By-Laws on our website at http://investors.spectraenergy.com. Click on the “Corporate Governance” link.

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REPORT OF THE CORPORATE GOVERNANCE COMMITTEE Resignation Policy

Resignation Policy

In an uncontested election, any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee is then required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Principles for Corporate Governance, which is posted on our website at http://investors.spectraenergy.com/ in the “Corporate Governance” section.

Communications with Directors

Interested parties can communicate with any of our directors by writing to our Corporate Secretary at the following address:

Corporate Secretary

Spectra Energy Corp

5400 Westheimer Court

Houston, TX 77056

Our Corporate Secretary will distribute communications to the Board, to an individual director or to selected directors, depending on the content of the communication. In accordance with rules of the NYSE, interested parties wishing to communicate only with the non-management or independent directors can address their communications to “Independent Directors, c/o Corporate Secretary” at the above-mentioned address. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, such as: spam; junk mail and mass mailings; service complaints; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. However, any communication that is so excluded remains available to any director upon request.

Corporate Governance Committee

Pamela L. Carter (Chair)

Austin A. Adams

F. Anthony Comper

Peter B. Hamilton

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Director Compensation

Compensation Structure for Non-Employee Directors

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. In making its recommendation on independent director compensation, the Corporate Governance Committee considers peer and general industry data, including an analysis of director compensation provided by an independent consultant. Under our stock ownership policy, outside directors are required to own 15,000 shares of the Company’s common stock (or common stock equivalents) within five years after becoming subject to the policy. At the end of 2014, all directors had met the targeted ownership level, except for Messrs. Alvarado and Cazalot, who are on track to reach the targeted ownership level within the five-year period. Our Chairman, President and Chief Executive Officer does not receive compensation for his services as a director.

2014 DIRECTOR COMPENSATION STRUCTURE

Type	Amount
Annual retainer for all non-employee directors	$120,000 in Spectra Energy shares* $105,000 in cash
Retainers for Committee Chairs	Corporate Governance Committee: $10,000 (cash) All other committees: $15,000 (cash)
Retainer for Lead Director	$30,000 (cash)

*	Valued at the NYSE closing price on the date of grant.

Charitable Giving Program. Under the Spectra Energy Foundation Matching Gifts Program, the Company will match contributions to qualifying institutions of up to $7,500 per director per calendar year. In 2014, the Spectra Energy Foundation made matching charitable contributions on behalf of Messrs. Adams, Alvarado, Comper, Esrey, Hamilton, Morris and Phelps, respectively.

Expense Reimbursement. The Company reimburses non-employee directors for expenses they reasonably incur in connection with attending and participating in Board and Committee meetings, director education conferences and seminars, and special functions.

2014 COMPENSATION OF NON-EMPLOYEE DIRECTORS

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Options Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)		Total ($)
A. Adams	105,000	120,006	—	—	4,000		229,006
J. Alvarado	105,000	120,006	—	—	4,500		229,506
P. Carter	115,000	120,006	—	—	—		235,006
C. Cazalot	105,000	120,006	—	—	—		225,006
F. Comper	125,000	120,006	—	—	5,000		250,006
W. Esrey(1)	118,333	—	—	—	610,750	(4)	729,083
P. Hamilton	120,000	120,006	—	—	4,750		244,756
D. Hendrix(1)	35,000	—	—	—	—		35,000
M. McShane	120,000	120,006	—	—	—		240,006
M. Morris	105,000	120,006	—	—	5,000		230,006
M. Phelps	120,000	120,006	—	—	15,000	(5)	255,006
(1)	Messrs. Esrey and Hendrix retired from the Board at the 2014 Annual Meeting.
(2)	This column reflects the aggregate grant date fair value of the stock awarded, computed in accordance with FASB ASC Topic 718.
(3)	This column reflects matching charitable contributions made in 2014 pursuant to the Spectra Energy Foundation Matching Gifts Program, which matches contributions made by our directors to qualifying institutions up to $7,500 per director per calendar year.
(4)	$601,000 of which relates to a charitable contribution made on behalf of Mr. Esrey under the Director’s Charitable Program upon his retirement. Under this program, the Company could make charitable donations of up to $1,000,000 upon Mr. Esrey’s death, or at Mr. Esrey’s request, during his lifetime. The maximum donation made upon his retirement was reduced to an actuarially-determined net present value basis.
(5)	$7,500 of which related to a 2013 charitable contribution.

The value of all perquisites and other personal benefits or property received by each non-employee director in 2014 was less than $5,000 and is not included in the above table.

18       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

Stock Ownership Information

The following table shows, as of January 31, 2015, the amount of our common stock beneficially owned by our directors, the executive officers listed in the Summary Compensation Table under “Compensation Tables” on page 43 (referred to as the “Named Executive Officers”), and by all directors and executive officers as a group. The table also shows the number of common units of SEP beneficially owned by these individuals. SEP is a publicly traded master limited partnership in which Spectra Energy Corp owns approximately 82% of the outstanding equity interest.

Name or Beneficial Owner	Number of Shares Held	Number of Shares Acquirable within 60 days	Total Shares Beneficially Owned		Percent of Class	Total Units of SEP Beneficially Owned
Dorothy M. Ables	138,328	41,500	179,828		*	4,353
Austin A. Adams	46,676	—	46,676		*	909
Joseph Alvarado	14,215	—	14,215		*	—
Pamela L. Carter	32,344	—	32,344		*	909
Clarence P. Cazalot Jr	4,941	—	4,941		*	—
F. Anthony Comper	34,151	—	34,151		*	348
Gregory L. Ebel	207,921	131,672	339,593	(1)	*	5,766
Peter B. Hamilton	31,374	—	31,374		*	909
Reginald D. Hedgebeth	107,795	11,600	119,395		*	—
Miranda C. Hubbs	—	—	—			—
Michael McShane	25,257	—	25,257		*	—
Michael G. Morris	16,287	—	16,287		*	11,900
Michael E. J. Phelps	86,716	—	86,716		*	—
J. Patrick Reddy	85,502	13,200	98,702	(1)	*	—
William T. Yardley	53,020	32,300	85,320		*	540
Directors and executive officers as a group	884,527	230,272	1,114,799		*	25,634

*	Represents less than 1%.

(1)	Messrs. Ebel and Reddy beneficially own additional 1,400 and 88,801 shares, respectively, in a Company-sponsored deferred compensation plan. Generally, those shares will be paid out six months following their separation from service.

The following table lists the beneficial owners of more than 5% of the outstanding shares of Spectra Energy common stock as of March 10, 2015. This information is based on the most recently available reports filed with the SEC.

	Shares of common stock
Name and Address of Beneficial Owner	Beneficially Owned	Percentage
The Vanguard Group(1) 100 Vanguard Blvd., Malvern, PA 19355	37,111,669	5.53%
BlackRock, Inc.(2) 55 East 52nd Street, New York, NY 10022	42,464,367	6.3%

(1)	According to the Schedule 13G filed on February 11, 2015 by The Vanguard Group, these shares are beneficially owned by its clients, and it has sole voting power with respect to 1,194,838 shares, sole dispositive power with respect to 36,025,350 shares and shared dispositive power with respect to 1,086,319 shares.
(2)	According to the Schedule 13G/A filed on February 9, 2015 by BlackRock Inc., these shares are beneficially owned by its clients, and it has sole voting power with respect to 36,396,747 shares and sole dispositive power with respect to all the shares.

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Proposal 2:

Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2015

Although our By-Laws do not require that the Company’s shareholders ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the Board is submitting the appointment of Deloitte & Touche LLP to the Company’s shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

The following table presents fees for professional services rendered by Deloitte & Touche LLP, and the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) to the Company for 2014 and 2013:

Type of Fees (in millions)	2014	2013
Audit Fees(a)	$8.4	$8.2
Audit-Related Fees(b)	$0.8	$1.7
Tax Fees(c)	$1.0	$1.7
All Other Fees(d)	$0.1	$0.1
Total	$10.3	$11.7

(a)	Audit Fees are fees billed or expected to be billed by Deloitte for professional services for the audit of our Consolidated Financial Statements (including associated fees for our consolidated master limited partnership, SEP) included in our Annual Report on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q, services that are normally provided by Deloitte in connection with statutory, regulatory or other filings or engagements or any other service performed by Deloitte to comply with generally accepted auditing standards. Audit Fees also include fees billed or expected to be billed by Deloitte for professional services for the audit of our internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.

(b)	Audit-Related Fees are fees billed by Deloitte for assurance and other services that are reasonably related to the performance of an audit or review of our financial statements, including assistance with acquisitions and divestitures, and internal control reviews. Audit-Related Fees also include comfort and consent letters in connection with SEC filings and financing transactions.

(c)	Tax Fees are fees billed by Deloitte for tax-return assistance and preparation, tax-examination assistance, and professional services related to tax planning and tax strategy.

(d)	All Other Fees are fees billed by Deloitte for any services not included in the first three categories, primarily translation of audited financials into foreign languages.

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015

To safeguard the continued independence of our independent auditor, our Audit Committee adopted a policy that prevents our independent auditor from providing services to us and our subsidiaries that are prohibited under Section 10A(g) of the Securities Exchange Act of 1934 (“Exchange Act”). This policy also provides that the independent auditor is only permitted to provide services to us and our subsidiaries that have been pre-approved by our Audit Committee or the Audit Committee of SEP. Pursuant to the policy, all audit services require advance approval by these audit committees.	Our Audit Committee’s Charter describes its responsibilities and is available on our website at http://investors.spectraenergy.com/ in the “Corporate Governance” section

All other services by the independent auditor that fall within certain designated dollar thresholds, both per engagement as well as annual aggregate, have been pre-approved under the policy. Different dollar thresholds apply to the three categories of pre-approved services specified in the policy (Audit-Related services, Tax services and Other services). All services that exceed the dollar thresholds must be approved in advance by our Audit Committee or the Audit Committee of SEP. Pursuant to applicable provisions of the Exchange Act, the audit committees have delegated approval authority to the Chairman of each audit committee. The Chairman has presented all approval decisions to the full audit committee. All engagements performed by the independent auditor were approved by the audit committee pursuant to its pre-approval policy.

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Report of the Audit Committee

The Audit Committee assists the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

In this context:

•	the Audit Committee has reviewed and discussed with management and Deloitte the Company’s audited financial statements for the year ended December 31, 2014 and Deloitte’s evaluation of the Company’s internal controls over financial reporting;

•	the Audit Committee has discussed with Deloitte the matters that are required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards No. 16, Communications with Audit Committee;

•	Deloitte has provided the Audit Committee with written disclosures and the PCAOB-required letter regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte that firm’s independence; and

•	the Audit Committee has concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

Based on the review and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2014 Annual Report on Form 10-K, for filing with the SEC.

This report is provided by the following independent directors who comprise the Audit Committee:

Peter B. Hamilton (Chair)

Austin A. Adams

F. Anthony Comper

Michael McShane

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Proposal 3:

Advisory Vote Approving Executive Compensation

As required by Section 14A of the Exchange Act, we are asking our shareholders to provide an advisory, non-binding vote to approve the compensation of our Named Executive Officers. We conduct an advisory vote approving executive compensation at each year’s Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation-related policies and practices as described in this proxy statement.

We ask that, as you consider your vote, you review the Compensation Discussion and Analysis on the following pages and the compensation tables that begin on page 43. We designed our compensation programs to attract, retain and incentivize executives of high caliber who create value for our shareholders.

We therefore ask that you vote to approve the compensation of our Named Executive Officers as disclosed in this proxy statement. This vote is advisory and not binding on the Company, the Compensation Committee or the Board. However, the Board and the Compensation Committee value the opinions of the Company’s shareholders and expect to consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.

RESOLVED, that the shareholders approve the compensation awarded to the Company’s Named Executive Officers for 2014, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the Compensation Tables and related material included in this proxy statement.

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Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following independent directors who comprise the Compensation Committee:

Michael E. J. Phelps (Chair)

Joseph Alvarado

Pamela L. Carter

Clarence P. Cazalot Jr

Michael G. Morris

24       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

Compensation Discussion and Analysis

In this section, we describe the design and purpose of the compensation programs that apply to the executive officers of Spectra Energy who are listed in the Summary Compensation Table on page 43. We refer to these officers as our Named Executive Officers. They are:

•	Gregory L. Ebel, Chairman, President and Chief Executive Officer

•	J. Patrick Reddy, Chief Financial Officer

•	Reginald D. Hedgebeth, General Counsel and Chief Ethics & Compliance Officer

•	William T. Yardley, President, U.S. Transmission

•	Dorothy M. Ables, Chief Administrative Officer

2014 Summary

▶	Target pay opportunities for our executives are established within range of the median of Peer Group information and the markets in which we compete for talent.

▶	Our direct compensation program consists of 1) base salary, 2) short-term incentives and 3) long-term incentives, with the incentive compensation elements representing a clear alignment with pay for performance.

▶	The financial and operating objectives in our short-term incentive program focus management on critical performance levers that drive shareholder value. For 2014, we exceeded all of our short-term objectives by generating strong earnings and cash flows from our fee-based assets, executing on capital expansion plans, operating our assets reliably and achieving an all-time high in our safety results. Please see pages 34-37 for more information about our short-term incentive objectives and results.

▶	In spite of excellent 2014 financial and operational results, our share price was more sensitive to energy price volatility than many of our peers and in the last quarter of 2014, total shareholder return for our 2012-2014 long-term performance cycle fell from 41.42% to 34.60%. This last quarter change resulted in goal achievement moving from an above-target payout of approximately 140% to no payout for performance shares.

▶	As a result, consistent with our pay for performance philosophy and alignment with our shareholders, we achieved above-target payout on short-term incentives and zero payout on performance shares.

Summary of Compensation Philosophy

We believe that the successful execution of our strategy should result in enhanced shareholder value. Our executive compensation programs are designed to attract and retain executives who are highly qualified to carry out our strategy and to create incentives that link to our strategic direction.

To achieve these objectives, we design compensation opportunities for executives based on the following principles:

▶	Compensation programs should support the accomplishment of our strategic goals.

▶	The majority of compensation available for our Named Executive Officers should be contingent on the Company’s attainment of pre-established performance objectives, both short-term and long-term.

▶	Compensation opportunities should be aligned with the interests of shareholders, and incentive programs should be designed in consideration of their impact on shareholders, both immediately and in the long-term.
▶	Compensation opportunities – as measured by the sum of salary, short-term cash incentive target, and the targeted value of long-term compensation awards – should be sufficiently competitive (in relation to the median of the markets in which we compete for executives) to attract, retain and incentivize Spectra Energy’s executives.

▶	Fringe benefits, perquisite programs and other forms of indirect compensation should be minimized.

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COMPENSATION DISCUSSION AND ANALYSIS Summary of Compensation Philosophy

Overview of 2014 Company Performance

Throughout 2014, we continued to successfully execute the long-term strategies we outlined for our shareholders – meeting the needs of our customers, generating strong earnings and cash flows from our fee-based assets, executing capital expansion plans that underlie our growth objectives, and maintaining a strong balance sheet. Again in 2014, these results, combined with future growth opportunities, led our Board of Directors to approve an increase in our quarterly dividend effective with the last quarter of 2014 to $0.37 per share, or $1.48 per share annually. The new dividend level represents an increase of more than 10% from the previous quarter.

Many additional accomplishments marked our success in 2014. We successfully delivered a slate of new projects into service. In total during 2014, we placed $800 million of growth projects into service. Also, we supplemented our backlog of new projects by securing $3.5 billion in new fee-based projects with long-term contracts.

Successful execution of our 2014 projects allowed us to continue to achieve aggregate returns over the last eight years consistent with our targeted return on capital employed or ROCE range, having invested $2.3 billion of capital and investment expenditures in 2014, including $1.5 billion of expansion capital expenditures. We delivered EPS, earnings before interest taxes depreciation and amortization (“EBITDA”) and ROCE that exceeded our targeted amounts under our 2014 Short-Term Incentive Plan as well as exceeded the target for our operational and project results. We are pleased with our record of operating our assets reliably and safely, achieving an all-time record result for safety in 2014.

Therefore, the 2014 Short-Term Incentive Plan payouts were awarded to our Named Executive Officers at a range of 158% to 179% of target amounts. Please see “– 2014 Compensation – Short-Term Incentive Opportunities” for a discussion of how we set our target levels. In spite of these accomplishments in 2014, our stock performance was impacted by the rapid drop in commodity prices at the end of 2014. Up until the last quarter of 2014, our three-year total shareholder return (“TSR”) was 41.42% and would have resulted in an above-target payout of our performance share units. However, some of our peers were not as impacted by the energy price volatility in the market, which caused our TSR for the three-year period ending December 31, 2014 to be 34.60%. This TSR was at the 19.1 percentile of the 18 peer companies in our 2012 LTI peer group, which was below our targeted minimum payout level. As a result, consistent with our pay for performance philosophy and alignment with our shareholders, there is no payout to our Named Executive Officers for performance units awards granted for the 2012-2014 performance cycle. Please see “– Factors Considered in Determining Total Compensation – Peer Group Comparison” and “– 2014 Compensation – 2014 Long-Term Incentive Opportunities,” respectively, for a discussion of how we set our peer group and target levels.

Role of Performance Measures in Our Compensation Program

Each year the Committee establishes financial and operational objectives for each Named Executive Officer that are linked to our strategic goals. Our compensation plans are designed to reduce compensation below targeted payouts if these objectives are not realized. Alternatively, in the event we exceed our objectives, these plans are designed to compensate executives at above-target levels.

As noted above, providing safe and reliable operations continues to be a foundational strategy of our business. Although safe and reliable operations benefit the Company and its shareholders in the long-term, the Compensation Committee believes that this goal is best measured in the short-term. The Compensation Committee also believes it is important to link compensation opportunities for our executives to our stock performance over the long-term. Given these considerations, the Committee links compensation incentive opportunities with meeting financial targets while providing safe and reliable operations in the short-term, and enhancing shareholder return over the long-term.

Consistent with this philosophy, the Committee has structured our annual short-term incentive program to provide our Named Executive Officers with substantial incentives to reach short-term strategic objectives that are aligned with the Company’s long-term strategic plan. Short-term cash payouts are tied to specific financial and operational goals at the

26       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS Compensation-Setting Process

corporate and business unit level, where appropriate, that align with our strategic objectives and our shareholders’ interests:

•	70% of each executive’s short-term cash incentive opportunity is based upon targets for our EPS, Spectra Energy Transmission EBITDA and ROCE of our core businesses.

•	The remaining 30% is based upon achieving operational, safety and capital project objectives.

Please see pages 34-36 to learn more about these performance measures and why the Committee chose them.

In our long-term incentives, the Committee emphasizes TSR. A substantial portion of the compensation opportunities for our Named Executive Officers consists of long-term equity-based incentives that are designed both to align our executives’ interests with our shareholders’ long-term interests and to provide meaningful performance and retention incentives:

•	60% of the long-term incentive grants made to our Named Executive Officers vest based on TSR measured over a three-year period.

•	40% of the grants are subject to vesting requirements at the end of three years.

Please see pages 37-39 for more detail about our long-term incentives.

2014 Shareholder Advisory Vote on Compensation

We have traditionally received very strong support for our executive compensation practices. In an advisory vote held at the 2014 Annual Meeting, our shareholders voted in strong support of the executive compensation programs and on the compensation earned by our Named Executive Officers, with a vote of over 95% in favor.

Compensation-Setting Process

Compensation Committee

The Compensation Committee’s responsibilities include:

•	establishing and reviewing the Company’s overall compensation philosophy;

•	reviewing the effectiveness of our compensation program on a regular basis and approving changes to the program;

•	reviewing and approving the salaries and other compensation of all our executive officers, including the Named Executive Officers, and any agreements with executive officers regarding their compensation;

•	with input from the Board, performing an annual evaluation of our Chief Executive Officer’s performance; and

•	making recommendations to the Board on targeted compensation levels for our Chief Executive Officer.

The Compensation Committee operates under a written charter adopted by the Board, which you may view in the Corporate Governance section of our website at http://investors.spectraenergy.com. For more information about the Committee and its responsibilities, see page 12.

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COMPENSATION DISCUSSION AND ANALYSIS Compensation-Setting Process

Five independent directors make up our Compensation Committee: Michael E. J. Phelps (Chair), Joseph Alvarado, Pamela L. Carter, Clarence P. Cazalot Jr and Michael G. Morris. Each has had significant responsibility for the design and administration of executive compensation programs, having served either on other public company compensation committees or as the senior executive of a business unit.

COMPENSATION COMMITTEE MEMBERS: RELEVANT EXPERIENCE
Mr. Phelps (Chair)

•  over 10 years as a member and chairman of the compensation committees of the Canadian Imperial Bank of Commerce, Canadian Pacific Railway Company, Fairborne Energy Ltd. and Prodigy Gold Incorporated and currently Chairman and founder of Dornoch Capital Inc. and a director of Marathon Oil Corporation

•  also served as Chairman, President and Chief Executive Officer of Westcoast Energy Inc. (a company later acquired by a predecessor of Spectra Energy)

Mr. Alvarado	• currently serves as Chairman, President and Chief Executive Officer and a director of Commercial Metals Company
Ms. Carter	• serves as President of a business unit at Cummins Inc., a global manufacturer of diesel engines and related technologies, and is a director of CSX Corporation
Mr. Cazalot	• previously served as Chairman, President and Chief Executive Officer of Marathon Oil Corporation, and is also a director of Baker Hughes Incorporated and FMC Technologies
Mr. Morris

•  previously served as Chairman, President and Chief Executive Officer of American Electric Power Company, Inc. and is also a director of Alcoa Inc., L Brands, Inc. and The Hartford Financial Services Group

•  also serves on the compensation and benefits committee of the Board of Alcoa Inc.

It is expected that the Compensation Committee will meet as often as is necessary to perform its duties and responsibilities. In 2014, the Committee met five times. Our Chief Executive Officer and other members of management may attend Compensation Committee meetings, as invited. The Compensation Committee also meets in executive session without the presence of management or its consultant.

The Chair of the Compensation Committee works with management to establish meeting agendas. The Committee receives and reviews materials in advance of each meeting; these may include information that management believes will be helpful to the Compensation Committee, as well as materials the Committee has specifically requested. In 2014, these materials addressed matters such as (1) the competitiveness of executive compensation programs based on market data; (2) total compensation provided to Spectra Energy executives; (3) trends and legislative activity in executive compensation and/or benefits; (4) executive stock ownership levels; and (5) corporate financial and operational performance compared to predetermined objectives.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of Spectra Energy. In addition, during the last fiscal year, none of our executive officers served as a member of the board or the compensation committee of any entity in which a Spectra Energy Board or Compensation Committee member is an executive officer.

Committee Advisors

Since 2007, the Compensation Committee has retained ExeQuity, LLP as its independent compensation consultant. ExeQuity reports directly to the Compensation Committee on matters related to executive compensation, advises it on best practices, and analyzes meeting materials prepared by management. It confers, independently of management, with the Committee’s Chair and with the full Committee, although it may discuss compensation matters with management on a limited basis at the Committee’s direction. As needed, ExeQuity meets with the Committee in executive sessions at which no one from Spectra Energy’s management is present. ExeQuity performs no other services for the Company.

28       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS Factors Considered in Determining Total Compensation

In 2014, ExeQuity prepared materials for the Compensation Committee, reviewed materials provided to the Compensation Committee by management, consulted with the Chair prior to meetings regarding agenda items, and attended Committee meetings.

In retaining ExeQuity, the Compensation Committee considered the six factors set forth in Section 303A.05(c)(iv) of the NYSE Listed Company Manual concerning potential conflicts of interest. In addition, after a review of information provided by each member of the Compensation Committee, as well as information provided by ExeQuity, the Compensation Committee determined that there are no conflicts of interest raised by ExeQuity’s work with the Compensation Committee.

Role of Management

Members of Spectra Energy’s management, including our Chief Executive Officer, participate in certain aspects of the compensation-setting process, including:

•	recommending compensation programs, compensation policies, compensation levels and incentive opportunities;

•	compiling, preparing and distributing materials for Compensation Committee meetings, including market data;

•	recommending performance targets and objectives; and

•	evaluating employee performance (other than the performance of our Chief Executive Officer, whose performance is reviewed by the independent members of the Board).

In 2012, management hired the consulting firm of Aon Hewitt. As management’s consultant, the firm assists management in developing its recommendations regarding compensation and may be asked to attend the Compensation Committee meetings from time to time to discuss research and reports that it prepares at management’s request.

Factors Considered In Determining Total Compensation

Peer Group Comparison

The Compensation Committee sets salaries and short-term and long-term Incentive target levels based in part on what it determines to be the market median of compensation available to our executives in the market. The market for highly talented executives is competitive, and we believe our success depends on our ability to attract and retain executives who are qualified to successfully execute our short-term and long-term objectives. We believe that our hiring objectives cannot be achieved unless we offer compensation opportunities that are competitive in the marketplace.

We would prefer to define the market median based on the practices of a sizeable peer group of companies with market capitalizations and revenues comparable to ours and with lines of business similar to ours. However, there are not enough companies meeting this description to allow us to assemble such a peer group. Therefore, in setting compensation targets, the Compensation Committee considers data from published compensation surveys as well as information from the public filings of representative companies in the markets where we compete for executive talent and capital – which we refer to as the
Peer Group. Companies included in the Peer Group are shown to the right.

      Peer Group*

        CenterPoint Energy, Inc.

        Consolidated Edison, Inc.

        Dominion Resources, Inc.

        DTE Energy Company

        Enbridge Inc.

        EQT Corporation

        Kinder Morgan, Inc.

        National Fuel Gas Company

        NiSource Inc.

        ONEOK, Inc.

        PG&E Corporation

        Public Service Enterprise Group Inc.

        Sempra Energy

        TransCanada Corporation

        Williams Companies, Inc.

        Xcel Energy Inc.

*	In prior years, we distinguished between a “Compensation Peer Group” and an “LTI Peer Group.” The Compensation Peer Group provided an informal benchmark of compensation practices of companies with which we compete for executive talent and was considered when setting compensation targets for our Named Executive Officers, while the LTI Peer Group provided a measure of our performance compared to companies with which we compete for capital and was used to determine the appropriate payout percentage for our performance share units at the end of each performance period. For 2014, the Compensation Committee has determined that a single Peer Group can be used for both purposes. Questar Corporation, which was part of the 2013 Compensation and LTI Peer Groups, and Ameren Corporation, which was part of the 2013 LTI Peer Group, have been removed from the Peer Group primarily because they were significantly smaller than Spectra Energy in size.

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      29

COMPENSATION DISCUSSION AND ANALYSIS Elements of Our Compensation Program

The Compensation Committee also considers trends in the broader market as shown in general industry surveys. Specifically, the Compensation Committee has used the Aon Hewitt Total Compensation Management Database because it believes this survey provides a reliable indication of compensation practices in
companies with revenues comparable to ours.	Our total incentive opportunities emphasize long-term goals to drive long-term decision-making and shareholder alignment.

External Market Conditions and Individual Factors

In addition to using benchmark survey data, the Compensation Committee takes into account external market conditions and individual factors when establishing the total compensation of each Named Executive Officer. Individual factors include the executive’s performance, level of experience, tenure, responsibilities and position. External market conditions include competitive pressures for the executive’s particular position within the industry, economic developments, the condition of labor markets, and the financial and market performance of the Company. To assist in its evaluation, the Compensation Committee uses tally sheets that assign a dollar amount to each of these elements and provide the details of an executive’s historical and proposed compensation. Finally, the Compensation Committee considers internal equity when evaluating the compensation of our Named Executive Officers relative to one another.

Risk Considerations in Our Compensation Program

In addition to reviewing market factors, the Compensation Committee reviews the alignment of the executive compensation program components with the interests of our shareholders. The overall mix and design of our executives’ short- and long-term incentive compensation opportunities are balanced to mitigate undue risk and promote the health of the Company.

To drive long-term decision-making, our total incentive opportunities place greater emphasis on long-term goals. In our short-term program, no more than 25% of a Named Executive Officer’s targeted award is dependent on any one performance measure. Our short-term measures are chosen to balance the importance of generating short-term earnings and cash with the efficiency and effectiveness of our employed capital. Sixty (60) percent of each executive’s long-term opportunity is contingent on the performance of our stock relative to that of our peers, and each executive is required to own certain amounts of Spectra Energy stock, which provides continued alignment with our shareholders’ interests in the long-term growth of the Company.

Elements of Our Compensation Program

The objective of our compensation program is to link total compensation to individual and company performance on both a short-term and long-term basis. To carry out this objective, the program is structured to include short-term incentives that reward the achievement of predetermined performance objectives and long-term incentives that reward positive stock performance and encourage our executives to align their interests with those of shareholders.

30       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS Elements of Our Compensation Program

PRINCIPAL COMPENSATION COMPONENTS FOR NAMED EXECUTIVE OFFICERS

Component	Rationale	Structure
Salary	• Provides compensation for performing day-to-day responsibilities • Creates a framework for incentive awards, which are structured as a percentage of base salary	Paid in cash at regular intervals throughout the year.
Short-Term Incentive

•  Makes significant percentage of cash compensation contingent on specific financial targets and operational performance goals.

•  Employs performance goals that are appropriate short-term measures of the business imperatives necessary to build financial success and operational excellence in the long term.

Annual cash payment based on the achievement of defined financial and operational performance goals:

•  70% based on financial goals (EPS, EBITDA and ROCE) for our core businesses

•  30% based on operational/safety/project goals

Long-Term Incentive	• Aligns the interests of executives with those of shareholders by rewarding long-term Company stock performance • Builds our executives’ equity ownership stake and provides a retention incentive

Performance share units (60% of target award value)

•  Payouts depend on TSR compared with our LTI peer group, measured three years from grant date

•  Payouts can range from 0% to 200% of target

•  Once earned, the units are converted to common stock

•  Dividend equivalents are accumulated from grant date but paid only upon vesting

Phantom units (40% of target award value)

•  Time-based; vest after three years

•  Once earned, units are paid in cash

•  Dividend equivalents are accumulated from grant date but paid only upon vesting

Retirement	• Provides retention incentives, rewards service through retirement-related payments, and provides savings opportunities • Comparable to market; important tool for attracting and retaining executives	Company-sponsored retirement and savings plans (401(k), deferred compensation, defined-benefit plans)

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COMPENSATION DISCUSSION AND ANALYSIS 2014 Compensation

Component	Rationale	Structure
Severance

•  Promotes management continuity and focus on best results for shareholders in the event of a change of control of the Company

•  Incorporates features that limit the circumstances in which payout can occur and the amount paid (e.g., double-trigger, no tax gross-ups)

Agreements that provide benefits upon termination following a change of control of the Company.

2014 Compensation

Pay Mix

An executive’s total compensation opportunity is the sum of annual base salary, annual cash incentive target, and the target value of his or her annual long-term incentive grant. The opportunity established for each of our Named Executive Officers is intended to provide total target compensation that falls in the median range for individuals who hold comparable positions in the markets in which we compete for executive talent.

For 2014, the total target pay opportunity, in aggregate, was at the market median for our Named Executive Officers.

Consistent with the pay-for-performance objectives of our compensation program, 84% of our Chief Executive Officer’s total target pay opportunity, and an average of 68% of all other Named Executive Officers’ total target pay opportunity, was in the form of short-term and long-term incentives.

The following charts show the mix of total target compensation for our Chief Executive Officer and for the other Named Executive Officers.

32       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS 2014 Compensation

Salary and Total Pay Opportunities

Chief Executive Officer

In determining Mr. Ebel’s 2014 total compensation opportunity, in February 2014 the Compensation Committee reviewed his 2013 performance and that of the Company; the Company’s long-term performance; market survey data; and Peer Group data.

Among the Company’s performance results and other factors the Committee considered were the following:

•	In 2013, $7 billion of new, fee-based projects with long-term contracts was secured and $6 billion of capital was placed into service through both expansion of our asset footprint, such as the New Jersey-New York pipeline, and strategic acquisitions, including the Express-Platte Pipeline System. This growth is a record achievement for Spectra Energy.

•	One of the largest fee-based master limited partnerships in North America was created with a major dropdown of assets into our master limited partnership.

•	During the five-year period under Mr. Ebel’s leadership and tenure as Chief Executive Officer, Spectra Energy’s total assets increased by 63% and a 182% return to shareholders was achieved.

•	Mr. Ebel’s 2013 total compensation opportunity was below the median of our Peer Group and below the general industry survey data, while the Company’s performance, based on TSR, was above the Peer Group median from both a 1-year and 5-year perspective.

After considering this record of achievement, the Compensation Committee deemed it appropriate to increase Mr. Ebel’s long-term incentive target from 325% to 425%. This level of long-term incentive aligns him with the overall general industry survey data as well as our Peer Group and continues to place emphasis on long-term performance. Mr. Ebel also received a 3% increase to his base salary for 2014.

Other Named Executive Officers

In February 2014, the Compensation Committee reviewed the 2013 salaries of our Named Executive Officers and approved salary adjustments based on job responsibilities, levels of experience, individual performance, the salaries of executives in comparable positions as obtained from market surveys, and internal comparisons. The Compensation Committee also reviewed the 2013 total target pay opportunities for our executives to see how those opportunities compare with pay opportunities at companies with which we compete for talent.

To ensure that their salaries remain competitive with the marketplace, Mr. Reddy, Mr. Hedgebeth and Ms. Ables received a 3% base salary adjustment for 2014. In addition, to align incentives with market-competitive levels, Mr. Reddy’s long-term incentive target was increased from 170% to 180%.

The following table shows the 2014 target pay opportunities for each Named Executive Officer.

2014 TARGET PAY OPPORTUNITIES
Name	Salary*	STI Target Opportunity	LTI Target Opportunity	Total Target Pay Opportunity
Gregory L. Ebel	$1,133,000	$1,133,000 (100%)	$4,815,250 (425%)	$7,081,250
J. Patrick Reddy	$609,400	$457,050 (75%)	$1,096,920 (180%)	$2,163,370
Reginald D. Hedgebeth	$554,200	$387,940 (70%)	$831,300 (150%)	$1,773,440
William T. Yardley	$413,400	$227,370 (55%)	$578,760 (140%)	$1,219,530
Dorothy M. Ables	$463,925	$324,748 (70%)	$579,906 (125%)	$1,368,579

*	Base salary effective March 1, 2014

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      33

COMPENSATION DISCUSSION AND ANALYSIS 2014 Compensation

Short-Term Incentive Opportunities

The 2014 short-term incentive opportunities under the Spectra Energy Executive Short-Term Incentive (“STI”) Plan were designed to compensate executives based on the Company’s 2014 financial and operational performance against goals set at the beginning of the year, and also on each executive’s overall individual performance during the year. The Committee established threshold, target and maximum incentive opportunities for each participant, expressed as a percentage of base salary. Target STI awards for our Named Executive Officers in 2014 are reflected in the 2014 Target Pay Opportunities table above.

Under guidelines adopted for the 2014 STI program, the Compensation Committee set a maximum payment opportunity on 2014 short-term incentive payments for all of our executives equal to 200% of their STI target. In order to meet requirements relating to the Company’s tax deduction under Section 162(m) of the Internal Revenue Code, annual incentive payouts are initially set at this maximum level to the extent that performance against any one of the Spectra Energy, Spectra Energy Transmission or business unit financial goals meets the threshold level of performance. To determine actual payouts, however, the Compensation Committee applies the following framework (in conjunction with actual performance against the Company’s financial and operational measures and individual performance evaluations in order to determine appropriate payout levels):

34       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS 2014 Compensation

Spectra Energy Ongoing EPS is one of the primary measures the investment community uses to value the Company. We define this measure as earnings per share adjusted for the per-share impact of discontinued operations and certain charges and credits that we believe will not be recurring on a regular basis. As shown to the right, the actual 2013 EPS result was $1.64 and the

EPS target for 2014 was set at $1.40. The EPS target for 2014 was set lower than the actual 2013 EPS result because approximately 18% of SEP’s earnings are being distributed to the holders of SEP’s publicly traded common units as a result of the major dropdown of assets into SEP in 2013. The EPS amount necessary to achieve the maximum payout was set at $1.70, or about 22% above the target, an earnings level that was judged to be possible if financial performance was far superior to our original expectation.

Spectra Energy Transmission EBITDA is a measure of the effectiveness of the core business’s ability to generate cash without depreciation, interest or taxes, excluding our joint venture, DCP Midstream, LLC (“DCP Midstream”). This measure is important, given the major dropdown of assets into our master limited partnership in 2013. In determining this measure, we have eliminated the impact of certain factors in order to make this measure a clearer gauge of the performance of our four core business units, including among others, the elimination of the effect of commodity price changes, the effect of exchange rate fluctuations in Canadian currency and the impact of weather at our distribution business unit. Target performance was set at a level that matched our corporate forecasts. Maximum performance was set at a level judged to be difficult to achieve, and minimum performance was set at the lowest level that would justify a payout.

Spectra Energy Transmission / U.S. Transmission ROCE reflects the efficiency and effectiveness of capital deployment in our core business. Our business is capital-intensive and depends on the effective execution of our projects. Our ability to achieve our targeted returns on these projects is vital to the success of our business. Spectra Energy Transmission ROCE is one of the 2014 STI performance measures used for all of our Named Executive Officers, except Mr. Yardley, for whom U.S. Transmission ROCE is used. We define Spectra Energy Transmission ROCE as our EBIT (excluding results from DCP Midstream) divided by our annual average total debt plus equity minus cash on hand and our investment in DCP Midstream. We define U.S. Transmission ROCE as EBIT divided by annual average total debt plus equity minus cash on hand for our U.S. Transmission business unit. Target performance was set at a level consistent with corporate forecasts. Similar to other measures, maximum and minimum performance were set, respectively, at levels deemed by the Compensation Committee to be significant challenges or minimally acceptable.

Given the importance of safe and reliable operations, two scorecards were designed to provide alignment and a common culture in all our field and office locations. The first scorecard is the Environmental, Health and Safety Scorecard, which consists of several industry-leading and lagging indicators that promote leadership, continuous improvement and a culture of zero injury or illness. Annual targets in these areas are set to achieve incremental improvement in performance over prior years’ results.

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      35

COMPENSATION DISCUSSION AND ANALYSIS 2014 Compensation

To promote leadership in enhancing a safety culture, management employees conducted stand-up-for-safety meetings, senior management conducted safety tours, and employees were required to complete all applicable environmental, health and safety training.

We emphasized the importance of a zero-injury culture in two areas: our people and our environment. With respect to our people, we measured improvement in frequency rates for recordable employee and contractor injury, for employee lost and restricted work incident frequency, and for preventable vehicle incidents. With respect to our environment, we focused on: ensuring that corrective actions and root cause analyses are developed for recordable incidents, increased reporting of non-recordable incidents, increased fuel efficiency for fleet vehicles, and minimized impacts on our environment.

The second scorecard is the Operations Scorecard, which consists of several goals designed to ensure effective management of efficient operations. These measures consisted of effectively managing operational and maintenance costs, measuring the reliability of performance at our compressor stations and processing plants, measuring the compliance of our pipelines with prescribed inspection and maintenance work, and maintaining the integrity of our pipelines.

We also have a third scorecard, which is the Project Scorecard. This consists of two goals designed to ensure effective management of budget and schedule for our capital expansion projects. These measures consisted of: meeting budgeted capital expenditures and achieving budgeted internal rates of return on these projects.

Determination of 2014 Short-Term Incentive Payments

At the end of the 2014 cycle, management prepared a report on the achievement of the financial and operational goals under our STI plan. The Compensation Committee reviewed and approved these results in February 2015, along with any proposed adjustments based on individual performance for each Named Executive Officer. In the case of Named Executive Officers other than our Chief Executive Officer, the Chief Executive Officer made recommendations to the Committee regarding any adjustments based on individual performance. In the case of our Chief Executive Officer, the Committee reviewed and approved his performance against financial and operational objectives and his overall individual performance. Following this process, the Compensation Committee approved the final performance results and payment of incentives to all Named Executive Officers.

The table below shows the level of performance needed to achieve the threshold, target and maximum payouts established for each financial goal, as well as the actual 2014 results and actual payout percentages. As discussed above, for each goal, achievement of the threshold, target and maximum amounts would result in corresponding payout percentages of 50%, 100% and 200%, respectively, of the target level.

For example, an executive’s short-term incentive payment associated with our Spectra Energy Ongoing EPS results was calculated as 25% of the executive’s target cash incentive opportunity (25% being the weighting assigned to the EPS measure) multiplied by the actual 2014 payout percentage for the EPS measure, which was 173.33%.

36       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS 2014 Compensation

In determining the final award amount for Mr. Yardley, the Compensation Committee also considered other factors driving the Company’s strong performance in 2014, such as securing $2.4 billion in new, fee-based projects with long-term contracts and achieving an all-time record on safety results.

2014 STI AWARDS
Name	Actual Short-Term Incentive Payout	Payout as a Percent of STI Target Opportunity
Gregory L. Ebel	$1,784,594	158%
J. Patrick Reddy	$719,902	158%
Reginald D. Hedgebeth	$611,046	158%
William T. Yardley	$408,013	179%
Dorothy M. Ables	$511,511	158%

2014 Long-Term Incentive Opportunities

We provide long-term incentive opportunities to our executive officers to achieve an alignment of executive and shareholder interests. These opportunities are designed to incentivize executives to achieve strategic goals that will maximize long-term shareholder value.

The Compensation Committee decided that our long-term incentive program should consist of both a time-based element and a performance-based element. It believes that combining these two forms of awards, with a heavier weighting on the performance element, is an effective means of creating a focus on shareholder return and helping us retain our executive talent in a competitive market. We therefore award performance share units, which generally vest when certain specific performance goals are achieved, in combination with phantom units that generally vest over a three-year period if the grantee remains continuously employed by the Company/affiliates.

Phantom units

Phantom units make up 40% of the annual LTI grant value. These units vest at the end of three years (assuming the executive is still employed with us), at which time they are paid in cash, based on the fair market value of Spectra Energy common stock at the time of vesting. Dividend equivalents are accumulated from the date of grant and paid (in cash) only on the number of phantom units that actually vest.

Performance share units

For 2014, performance share unit awards continued to make up the remaining 60% of the target value of annual long-term compensation. These units are earned based on how the Company performs over a three-year period relative to our Peer Group. Please see “– Factors Considered in Determining Total Compensation – Peer Group Comparison” for more information regarding the Peer Group.

The vesting of performance share unit awards depends on how the TSR of our common stock (a performance metric under our long-term incentive program) compares to TSR results of our Peer Group over a three-year measurement period, as shown below:

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COMPENSATION DISCUSSION AND ANALYSIS 2014 Compensation

The Compensation Committee approved these percentages after reviewing similar plans adopted by many of the companies in the Peer Group, reviewing the historical returns of the Peer Group as well as indices that track energy company performance, and consulting with its independent compensation consultant.

Once earned, the performance share units are converted to shares of Spectra Energy common stock at the time of vesting. This payout design for the performance share units, in combination with the payout design for the phantom units, is intended to provide for stock accumulation while also allowing for investment diversification. Dividend equivalents are accumulated from the date of grant and paid (in cash) only on the number of performance share units that actually vest.

For the purpose of determining the number of performance share units and phantom units granted, we use Aon Hewitt’s Total Compensation Management valuation model. Based on this model, adjustments are made to reflect the risk associated with the performance and time vesting conditions, resulting in discounts to 88.76% and 93.76% for performance share units and phantom units, respectively.

We use this expected value methodology in determining awards because this valuation method represents the benefit or opportunity to the employee. It assigns a prospective dollar value to long-term incentives for various compensation-related purposes including comparison of compensation across companies in a peer group. The value shown in the Summary Compensation Table is calculated using standard accounting methodologies. Under the accounting rules, use of a relative TSR performance measure generally produces higher accounting expense than awards that vest based on other measures or solely on service.

We believe in strong alignment of executive pay with TSR. This alignment provides competitive long-term incentive opportunities and incentivizes management to focus on the critical value of shareholder returns. Even though it produces higher accounting expense, we have a heavier weighting on relative TSR as a performance metric than the majority of our peers, as we believe it has the strongest alignment with returns our shareholders realize.

The table below shows long-term incentive awards granted to our Named Executive Officers in 2014:

2014 LTI GRANTS
Name	Expected Value of LTI/Equity Grants (as a % of Base Salary)	Number of Performance Share Units Granted	Number of Phantom Units Granted
Gregory L. Ebel	425%	90,500	57,100
J. Patrick Reddy	180%	20,600	13,000
Reginald D. Hedgebeth	150%	15,600	9,900
William T. Yardley	140%	10,900	6,900
Dorothy M. Ables	125%	10,900	6,900

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COMPENSATION DISCUSSION AND ANALYSIS 2014 Compensation

Determination of 2012-2014 Performance Share Unit Awards

The 2012 performance unit cycle commenced on January 1, 2012 and ended on December 31, 2014. Performance share units vest based on our TSR for this three-year period as compared to the TSR for companies in our 2012 LTI Peer Group (which was the same as the 2014 Peer Group shown on page 29, except that it also included Ameren Corporation and Questar Corporation). As of September 30, 2014, our TSR was 41.42% for the performance period, which was at the 61.7 percentile of our peer group and equated to a goal achievement of approximately 140%. However, performance results changed in the last quarter, as our stock performance was negatively impacted by energy price volatility in the market more than some of our peers while some of our utility peers were positively impacted by lower interest rates. Our final TSR for the three-year period was 34.60%, which is at the 19.1 percentile of the 2012 LTI Peer Group. In accordance with our pay for performance philosophy, because this three year period did not achieve at least the 30th percentile of our peer group, this resulted in no payout and no dividend equivalents for this award. Therefore, the following performance shares that were granted for the 2012-2014 performance period and the associated grant values originally shown in the 2013 proxy statement and included in the 2012 Stock Award value shown in the Summary Compensation Table on page 43 were not realized by our Named Executive Officers:

	Original 2012 PSU Grant		Vested PSU / Compensation Realized from Award
Name	# Shares at Target	Value of Grant
Gregory L. Ebel	82,200	$3,369,378	$0
J. Patrick Reddy	21,100	$864,889	$0
Reginald D. Hedgebeth	18,600	$762,414	$0
William T. Yardley	10,500	$430,395	$0
Dorothy M. Ables	13,000	$532,870	$0

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      39

COMPENSATION DISCUSSION AND ANALYSIS Retirement and Other Benefits

Retirement and Other Benefits

Retirement Benefits

We provide our executives with retirement benefits under the Spectra Energy Retirement Savings Plan, the Spectra Energy Executive Savings Plan, the Spectra Energy Retirement Cash Balance Plan and the Spectra Energy Executive Cash Balance Plan. The Compensation Committee has determined that, based on market surveys, these plans are comparable to the benefits provided by our peers and provide an important tool for attracting and retaining our executives. Please refer to “Compensation Tables” beginning on page 43 for disclosure of the amounts paid to our Named Executive Officers under these plans.

The Spectra Energy Retirement Savings Plan, a “401(k) plan,” is generally available to all our employees in the United States. It is a tax-qualified retirement plan that provides a means for employees to save for retirement on a tax-deferred basis and to receive an employer matching contribution. Earnings on amounts credited to the plan depend on each participant’s investment choices (which may include a Spectra Energy common stock fund).

The Spectra Energy Executive Savings Plan enables executives to defer compensation, and receive employer matching contributions, in excess of the limits of the Internal Revenue Code that apply to qualified retirement plans such as the Spectra Energy Retirement Savings Plan. Investment choices under this plan are similar to those offered to all employees under the Spectra Energy Retirement Savings Plan.

The Spectra Energy Retirement Cash Balance Plan provides a defined benefit beginning at retirement, the amount of which is based on a participant’s cash balance account balance, which grows with monthly pay and interest credits.

The Spectra Energy Executive Cash Balance Plan provides executives with the retirement benefits to which they would be entitled under the Spectra Energy Retirement Cash Balance Plan in the absence of the Internal Revenue Code limits.

Perquisites and Personal Benefits

At the direction of the Board, Mr. Ebel uses the Company aircraft for personal travel in limited circumstances, primarily for business efficiency. Mr. Ebel’s family and guests may accompany him on business and personal trips. Other executive officers are not allowed to initiate personal trips on corporate or chartered aircraft. However, they are permitted to invite their spouses or guests to accompany them on business trips when space is available. When an executive officer’s use of aircraft or a guest’s travel does not meet the Internal Revenue Service’s standard for business use, the cost of that travel is imputed as income to the officer even if it did not result in incremental cost to the Company.

Severance

The Compensation Committee believes that change-in-control severance arrangements serve shareholders’ best interests by diminishing the potential distraction created by the personal uncertainties and risks that may affect our executives’ focus in the context of a potential corporate restructuring or change-in-control transaction. These protections also help ensure continuity of management in the event of certain corporate transactions.

However, the Committee believes that executives should not be unduly enriched if change-in-control severance arrangements are triggered. Accordingly, each Named Executive Officer has entered into an agreement with the Company that defines the circumstances under which severance benefits would be paid.

The Compensation Committee approved the terms of these agreements after consultation with its independent compensation consultant and with outside counsel. The agreements include the provisions listed below, which the Compensation Committee considered to be sufficient to achieve its objectives. See also – “Compensation Tables – Potential Payments upon Termination of Employment or Change in Control.”

•	Agreements are triggered only if there is both a change in control of the Company and a qualifying termination of employment. This feature is commonly called a “double trigger.”

•	Cash severance benefits are limited to two times annual salary plus two times annual target cash incentive.

40       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS Other Compensation Policies

•	Medical, dental and life insurance are continued during the two years following severance.

•	A lump-sum payment is provided for company savings-plan and pension-plan contributions.

•	There is no provision to gross-up excise taxes that may be triggered under Section 4999 of the Internal Revenue Code. However, severance payments may be reduced to a level that does not trigger the excise tax if this results in greater net after-tax benefits for the executive than if severance benefits were not reduced and excise tax was paid.

•	Executives are subject to certain non-competition and non-solicitation provisions.

Other Compensation Policies

Clawback Policy

In December 2014, we adopted a policy on recovery of executive compensation (“Clawback Policy”). Our executive officers who are subject to Section 16 of the Exchange Act are subject to the Clawback Policy (each, a “Covered Person”). If our financial results are significantly restated due to fraud or intentional misconduct and a Covered Person is found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement, the Clawback Policy permits seeking recoupment of incentive, equity and/or performance-based compensation amounts awarded and paid to such Covered Person during the three-year period preceding the date of the restatement. Determinations of whether or not to seek such recoupment will be made, with respect to our Chief Executive Officer, at the sole discretion of our Board, and with respect to other Covered Persons, at the sole discretion of the Compensation Committee.

Stock Ownership Policy

We have adopted a stock ownership policy for executive officers and other key employees who receive long-term incentives. We believe that our executives should be required to own shares of Spectra Energy in order to establish an alignment between their interests and the interests of our shareholders. The employee is required to satisfy the ownership target within five years after becoming subject to the policy. To reinforce the importance of stock ownership, employees who do not achieve their ownership targets by a preset date become ineligible for future long-term incentives unless they apply all short-term incentive payments to the purchase of our common stock until the ownership target is achieved.

The following table summarizes our stock ownership policy for our executive officers. All Named Executive Officers have exceeded their aggregate stock ownership requirement under this policy.

STOCK OWNERSHIP REQUIREMENTS
Position	Number of Shares
Chairman, President and Chief Executive Officer	200,000
Other Named Executive Officers	70,000
All Other Executives Subject to Guidelines	2,000-30,000

Derivative Transactions

Our stock trading policy applies to transactions in any securities that derive their value from our common stock or any of our debt securities. To avoid even the appearance of insider trading, this policy permits trading by our directors and executives in our securities only during a 30-day window following our quarterly or annual earnings release and only after obtaining preclearance from our Chief Executive Officer or General Counsel. In addition, because of the inherent potential for abuse, this policy restricts our directors and executives from entering into short-swing transactions, short sales, or the use of derivative securities, hedging transactions or margin accounts when such accounts or transactions relate to our securities.

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      41

COMPENSATION DISCUSSION AND ANALYSIS Other Compensation Policies

Tax and Accounting Implications of Our Compensation Program

Deductibility of Executive Compensation

The Compensation Committee reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company generally may not deduct for federal income tax purposes annual compensation in excess of $1 million paid to certain employees. However, the $1 million limit does not apply to performance-based compensation that is paid pursuant to shareholder-approved plans and is approved by directors who qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.

The Compensation Committee generally structures and administers executive compensation plans and arrangements so that they will not be subject to the 162(m) deduction limit. However, to maintain flexibility in structuring appropriate compensation programs in the interest of shareholders, the Committee may from time to time approve payments that cannot be deducted. For example, phantom units awarded to certain employees under our Long-Term Incentive Plan may not be deductible for federal income tax purposes, depending on the amount and type of other compensation these employees receive.

Accounting for Stock-Based Compensation

In accounting for employee awards, equity classified stock-based compensation cost is measured at the grant date based on the fair value of the award and is generally recognized as expense over the period beginning on the date the award is granted and ending on the earlier of the date the award vests or the date the employee becomes retirement-eligible. For accounting purposes, awards granted to retirement-eligible employees are deemed to vest on the grant date and their cost is recognized at that time. Liability classified stock-based compensation cost is re-measured at each reporting period and is recognized as expense over the requisite service period.

Internal Revenue Code Section 409A

To the extent we permit executives to defer compensation or we commit to deliver compensation at a later date than when earned and vested, we endeavor to ensure that, if applicable, the requirements of Section 409A of the Internal Revenue Code are satisfied. Failure to satisfy the Section 409A requirements could subject the executives receiving such nonqualified deferred compensation to a 20% excise tax.

42       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

Compensation Tables

This section provides information regarding the compensation of our Named Executive Officers for 2012 through 2014.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Gregory L. Ebel(5) President and Chief Executive Officer	2014	1,127,500	—	6,285,224	—	1,784,594	756,627	311,110	10,265,055
	2013	1,094,167	—	4,841,116	—	1,941,204	249,233	175,023	8,300,743
	2012	1,056,667	—	4,964,770	—	798,753	1,191,361	214,406	8,225,957
J. Patrick Reddy Chief Financial Officer	2014	606,443	—	1,430,768	—	719,902	164,158	95,228	3,016,499
	2013	588,788	—	1,363,936	—	681,388	99,231	67,069	2,800,412
	2012	571,188	—	1,276,201	—	323,117	132,272	88,747	2,391,525
Reginald D. Hedgebeth General Counsel and Chief Ethics & Compliance Officer	2014	551,507	—	1,675,599	—	611,046	139,007	71,549	3,048,708
	2013	535,428	—	1,093,921	—	493,452	78,983	64,905	2,266,689
	2012	519,421	—	1,123,870	—	384,654	123,948	64,693	2,216,586
William T. Yardley President, U.S. Transmission	2014	409,500	—	1,195,083	—	408,013	115,176	56,167	2,183,939
Dorothy M. Ables Chief Administrative Officer	2014	461,673	—	757,848	—	511,511	167,068	64,481	1,962,581
	2013	448,223	—	763,169	—	413,084	85,836	47,492	1,757,804
	2012	434,825	—	785,266	—	213,182	195,822	62,757	1,691,852

(1)	Stock Awards column reflects the aggregate grant date fair value of performance share units and phantom units awards granted each year as shown in the “2014 Grants of Plan-Based Awards” table on page 44, and computed in accordance with the provisions of FASB ASC Topic 718. The aggregate dollar amount was determined without regard to any estimate of forfeitures related to service-based vesting conditions. See Note 24 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2014 regarding assumptions underlying the valuation of equity awards. See page 38 for determination of units granted and variance with accounting values shown above. If the performance share units vested at the maximum level, the following represents the maximum value that would be payable on the performance share units granted in 2014, based on the closing stock price of our common stock on the grant date of these awards for Messrs. Ebel, Reddy, Hedgebeth and Yardley and Ms. Ables: $6,704,240; $1,526,048; $1,155,648; $807,472; and $807,472, respectively.

(2)	Non-Equity Incentive Plan Compensation column includes amounts payable under the Spectra Energy Executive STI Plan with respect to the 2014, 2013 and 2012 performance periods. Unless deferred, these amounts were paid, respectively, in March 2015, February 2014 and March 2013.

(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings represents the change in value during the twelve-month period ending on December 31 of each year. These changes were as follows for each Named Executive Officer:

	Gregory L. Ebel ($)	J. Patrick Reddy ($)	Reginald D. Hedgebeth ($)	William T. Yardley ($)	Dorothy M. Ables ($)
Change in actuarial present value of accumulated benefit under the Spectra Energy Retirement Cash Balance Plan	41,234	30,099	31,467	44,404	59,628
Change in actuarial present value of accumulated benefit under the Spectra Energy Executive Cash Balance Plan	390,663	134,059	107,540	70,772	107,440
Change in actuarial present value of accumulated benefit under the Pension Choices Plan for Employees of Westcoast Energy Inc. and Affiliated Companies	(11,552)	—	—	—	—
Change in actuarial present value of accumulated benefit under the Spectra Energy Supplemental Pension Plan	336,282	—	—	—	—
Total	756,627	164,158	139,007	115,176	167,068

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      43

COMPENSATION TABLES 2014 Grants of Plan-Based Awards

(4)	All Other Compensation column includes the following for 2014:

	Gregory L. Ebel ($)	J. Patrick Reddy ($)	Reginald D. Hedgebeth ($)	William T. Yardley ($)	Dorothy M. Ables ($)
Matching contributions under the Spectra Energy Retirement Savings Plan	15,600	15,600	15,600	15,600	15,600
Make-whole matching contribution credits under the Spectra Energy Corp Executive Savings Plan	168,522	61,670	47,098	30,400	36,885
Premiums for life insurance coverage provided under life insurance plans	2,622	7,524	1,710	2,112	4,496
Matching charitable contributions made in the name of the executive under Spectra Energy’s matching gift policy	7,000	7,500	4,380	3,200	7,500
Personal use of Company aircraft	106,410	2,934	2,761	4,855	—
Tax-return preparation services	10,956	—	—	—	—
Total	311,110	95,228	71,549	56,167	64,481

The amounts shown as “Personal use of Company aircraft” reflect the personal use of the Company’s aircraft by the Named Executive Officers. When travel costs did not meet the IRS standard for “business use,” income was imputed to the officer even though such travel may not have resulted in incremental cost to Spectra Energy. The methodology used to compute the incremental cost of this benefit was based on the hourly variable cost for the use of the aircraft, plus any tax-deduction disallowance.

(5)	A portion of Mr. Ebel’s pension value for 2014, 2013 and 2012 was provided in Canadian dollars and has been converted to U.S. dollars using the Bloomberg spot rate of $.8605 on December 31, 2014, $0.9414 on December 31, 2013 and $.9921 on December 31, 2012.

2014 Grants of Plan-Based Awards
	Grant Date	Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory L. Ebel			566,500	1,133,000	2,266,000
	2/18/2014	2/17/2014				45,250	90,500	181,000		$4,170,240
	2/18/2014	2/17/2014							57,100	$2,114,984
J. Patrick Reddy			228,525	457,050	914,100
	2/18/2014	2/17/2014				10,300	20,600	41,200		$949,248
	2/18/2014	2/17/2014							13,000	$481,520
Reginald D. Hedgebeth(4)			193,970	387,940	775,880
	2/18/2014	2/17/2014				7,800	15,600	31,200		$718,848
	2/18/2014	2/17/2014							9,900	$366,696
	7/1/2014	6/16/2014							13,900	$590,055
William T. Yardley(4)			113,685	227,370	454,740
	2/18/2014	2/17/2014				5,450	10,900	21,800		$502,272
	2/18/2014	2/17/2014							6,900	$255,576
	7/1/2014	6/16/2014							10,300	$437,235
Dorothy M. Ables			162,374	324,748	649,495
	2/18/2014	2/17/2014				5,450	10,900	21,800		$502,272
	2/18/2014	2/17/2014							6,900	$255,576

(1)	This column shows the potential payout opportunities established for the 2014 performance period under the terms of the Spectra Energy Executive STI Plan. The actual amounts paid to each executive under the plan for 2014 are disclosed in the Summary Compensation Table.

(2)	Awards were made in units of Spectra Energy common stock and were granted under the terms of the Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated.

(3)	All awards reflected in this column were computed in accordance with FASB ASC Topic 718. The per-share full grant date fair value of the phantom units and performance share units granted on February 18, 2014 were $37.04 and $46.08, respectively. The per-share full grant date fair value of the phantom units granted on July 1,2014 was $42.45.

44       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

COMPENSATION TABLES 2014 Option Exercises and Stock Vested

(4)	The Spectra Energy Compensation Committee, at its meeting on June 16, 2014, approved retention grants of phantom units to Messrs. Hedgebeth and Yardley. At the time of these awards, there was an increasingly high demand for recognized executive leadership in the energy industry. These key executives possess highly marketable skills in positions of strategic importance as the Company executes on its growth strategy. The Committee sought to ensure that these executives would continue to be integral to Spectra Energy’s succession plan.

Outstanding Equity Awards at 2014 Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory L. Ebel	76,700		$25.64	2/27/2017	163,700	$5,942,310	178,500	$6,479,550
J. Patrick Reddy					41,800	$1,517,340	45,400	$1,648,020
Reginald D. Hedgebeth(4)					47,900	$1,738,770	35,500	$1,288,650
William T. Yardley(4)	25,800		$25.64	2/27/2017	32,200	$1,168,860	24,300	$882,090
Dorothy M. Ables	33,400		$25.64	2/27/2017	23,700	$860,310	24,800	$900,240

(1)	For options expiring on February 27, 2017, the exercise price is equal to the closing price of our common stock on the date of grant.

(2)	Messrs. Ebel, Reddy, Hedgebeth and Yardley and Ms. Ables received Spectra Energy phantom units on February 18, 2014, February 19, 2013 and February 21, 2012 which, subject to certain exceptions, vest on the third anniversary of the date of grant.

(3)	Messrs. Ebel, Reddy, Hedgebeth and Yardley and Ms. Ables received performance share units on February 18, 2014 and February 19, 2013 which, subject to certain exceptions, are eligible for vesting on December 31, 2016 and December 31, 2015, respectively. As directed by Instruction 3 to Item 402(f)(2) of the SEC’s Regulation S-K, performance share units are listed at the targeted number of units.

(4)	Messrs. Hedgebeth and Yardley received grants of 13,900 and 10,300 phantom units, respectively, on July 1, 2014 which, subject to certain exceptions, vest on the third anniversary of the date of grant.

2014 Option Exercises and Stock Vested
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gregory L. Ebel	—	—	53,900	2,217,446
J. Patrick Reddy	—	—	18,820	772,246
Reginald D. Hedgebeth	—	—	13,400	551,276
William T. Yardley	—	—	7,100	292,094
Dorothy M. Ables	—	—	9,300	382,602

(1)	Calculated based on the closing price of a share of common stock on the respective vesting date; includes the following cash payments for dividend equivalents on earned phantom units, which were paid upon vesting: $188,650 to Mr. Ebel; $72,839 to Mr. Reddy; $46,900 to Mr. Hedgebeth; $24,850 to Mr. Yardley; and $32,550 to Ms. Ables.

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      45

COMPENSATION TABLES Pension Benefits

Pension Benefits

This section contains information regarding benefits available to our Named Executive Officers under the Company’s pension and retirement plans.

Spectra Energy Retirement Cash Balance Plan and Executive Cash Balance

We provide pension benefits that are intended to assist our retirees with their retirement income needs. This section contains a detailed description of the plans that make up our pension program.

Each of the Named Executive Officers actively participated in pension plans sponsored by us or an affiliate in 2014. This included the Spectra Energy Retirement Cash Balance Plan (“RCBP”), a noncontributory, defined-benefit retirement plan that is intended to qualify under Section 401(a) of the Internal Revenue Code. The RCBP generally covers non-bargaining employees of the Company and its affiliates, and provides benefits under a “cash balance account” formula.

Each of the Named Executive Officers who participates in the RCBP has satisfied the requirements for receiving his or her account benefit upon termination of employment. The RCBP benefit is payable in the form of a lump sum in the amount credited to the hypothetical account at the time of benefit commencement. Payment is also available in the form of an annuity based on the actuarial equivalent of the account balance.

The amount credited to the hypothetical account is increased with monthly pay credits, as follows:

Age and service	Percentage of eligible monthly compensation*
Participants with combined age and service of less than 35 points	4%
Participants with combined age and service of 35 to 49 points	5%
Participants with combined age and service of 50 to 64 points	6%
Participants with combined age and service of 65 or more points	7%

*	For the RCBP, eligible monthly compensation is equal to Form W-2 wages, plus elective deferrals under a 401(k) or cafeteria plan. It does not include severance pay (including payment for unused vacation), expense reimbursements, allowances, cash or noncash fringe benefits, moving expenses, bonuses for performance periods in excess of one year, transition pay, long-term incentive compensation (including income resulting from any stock-based awards such as stock options, stock appreciation rights, phantom stock or restricted stock) and certain other compensation items.

If the participant earns more than the Social Security wage base, the account is credited with additional pay credits equal to 4% of eligible compensation above the Social Security wage base. Interest credits are credited monthly. The interest rate is determined quarterly based upon the 30-year Treasury rate, but with a 4% minimum and a 9% maximum.

A participant’s RCBP benefit may not be less than the amount determined under certain prior benefit formulas (including optional forms). In addition, the benefit is subject to benefit and compensation limits under the Internal Revenue Code.

Each of our Named Executive Officers was also eligible to participate in the Spectra Energy Executive Cash Balance Plan (“ECBP”), a noncontributory, defined-benefit retirement plan that is not intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. Benefits earned under the ECBP are attributable to (a) compensation in excess of the Internal Revenue Code’s annual compensation limit ($260,000 for 2014) for the determination of pay credits under the RCBP; (b) restoration of benefits in excess of a defined-benefit plan maximum annual benefit limit ($210,000 for 2014) under the Internal Revenue Code that applies to the RCBP; and (c) supplemental benefits granted to a particular participant. Generally, benefits earned under the RCBP and the ECBP vest upon completion of three years of service and, with certain exceptions, vested benefits generally become payable upon termination of employment with the Company.

We have established a grantor trust that is subject to the claims of our creditors into which funds related to the ECBP are deposited. Funds deposited into the trust are managed by an independent trustee subject to guidelines provided by the Company.

46       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

COMPENSATION TABLES Pension Benefits

Pension Choices Plan for Employees of Westcoast Energy Inc. and Spectra Energy Supplemental Pension Plan

Mr. Ebel participated in the Pension Choices Plan for Employees of Westcoast Energy Inc. and Affiliated Companies (“Pension Plan”) and the Spectra Energy Supplemental Executive Retirement Plan (“SERP”) while he resided in Canada prior to 2007. The Pension Plan is registered under the Income Tax Act and under the Pension Benefits Act (Ontario). The executive component of the Pension Plan is a non-contributory defined-benefit plan that provides a pension based on 2% of the annualized average of the executive’s highest consecutive 36 months’ salary and cash incentive multiplied by his or her years of service while located in Canada. The Income Tax Act imposes a limit on the amount of benefits that can be paid from a registered pension plan.

The SERP is primarily intended to restore benefits under the Pension Plan to the level that would be available absent this limit. Mr. Ebel’s benefit accruals related to the Duke SERP were transferred to the Spectra Energy SERP effective with the spin-off. SERP benefits are paid from the general revenues of Spectra Energy as a life annuity. Effective with his transfer to the United States, Mr. Ebel began participating in the Spectra Energy RCBP, and his active participation in the Pension Plan was suspended, although compensation (but not additional service) with Spectra Energy will be used in the calculation of his Pension Plan and SERP benefit. The table below provides information, determined as of December 31, 2014, about each plan that provides for payments or other benefits to our Named Executives Officers at, following or in connection with retirement:

PENSION BENEFITS TABLE
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year ($)
Gregory L. Ebel	Spectra Energy Retirement Cash Balance Plan	17.00	262,436	—
	Spectra Energy Executive Cash Balance Plan	17.00	1,202,836	—
	Pension Choices Plan for Employees of Westcoast Energy Inc.	6.48	173,051	—
	Spectra Energy Supplemental Pension Plan	6.48	2,725,494	—
J. Patrick Reddy	Spectra Energy Retirement Cash Balance Plan	6.00	145,251	—
	Spectra Energy Executive Cash Balance Plan	6.00	516,895	—
Reginald D. Hedgebeth	Spectra Energy Retirement Cash Balance Plan	5.76	135,166	—
	Spectra Energy Executive Cash Balance Plan	5.76	391,973	—
William T. Yardley	Spectra Energy Retirement Cash Balance Plan	14.13	348,307	—
	Spectra Energy Executive Cash Balance Plan	14.13	299,958	—
Dorothy M. Ables	Spectra Energy Retirement Cash Balance Plan	29.36	683,612	—
	Spectra Energy Executive Cash Balance Plan	29.36	768,876	—

Spectra Energy Executive Savings Plan

Under the Spectra Energy Executive Savings Plan, participants can elect to defer a portion of their base salary, short-term incentive compensation and long-term incentive compensation (other than stock options). Participants also receive a company matching contribution in excess of the contribution limits prescribed by the IRS under the Spectra Energy Retirement Savings Plan. In general, payments are made following termination of employment or death in the form of a lump sum or installments, as selected by the participant. Participants may request an accelerated distribution upon an “unforeseeable emergency.” In general, participants may direct the deemed investment of base salary deferrals, short-term incentive deferrals and matching contributions among investment options available under the Spectra Energy

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      47

COMPENSATION TABLES Potential Payments Upon Termination of Employment or Change in Control

Retirement Savings Plan, including in a Spectra Energy Common Stock Fund. Deferrals of equity awards are credited with earnings and losses based on the performance of the Spectra Energy Common Stock Fund. We have established a grantor trust that is subject to the claims of our creditors into which funds related to the Spectra Energy Executive Savings Plan are deposited; an independent trustee manages these funds under guidelines provided by the Company.

NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)
Gregory L. Ebel	292,457	168,522	67,656	—	2,213,710
J. Patrick Reddy	1,582,484	61,670	141,209	—	4,256,384
Reginald D. Hedgebeth	66,181	47,098	31,318	—	641,978
William T. Yardley	23,000	30,400	10,403	—	245,126
Dorothy M. Ables	29,485	36,885	74,568	—	1,271,872

(1)	The table reflects contributions made to the Spectra Energy Executive Savings Plan. Executive contributions credited to the plan in 2014 include amounts reported as “Salary” in the Summary Compensation Table as well as “Non-Equity Incentive Plan Compensation” paid in 2014 but reported in the table as compensation earned in 2013. Amounts may also include elective deferrals of awards earned under our Long-Term Incentive Plan and payable in 2014.

(2)	Reflects matching contribution credits made in 2014 under the plan with respect to elective salary deferrals made by executives during 2014.

Potential Payments upon Termination of Employment or Change

in Control

Under certain circumstances, each Named Executive Officer would be entitled to compensation if his or her employment were to terminate. The amount of compensation is contingent upon a variety of factors, including the circumstances of the termination. The agreements and terms of awards affecting this type of compensation are described below, followed by a table that estimates the amount that would become payable to each Named Executive Officer as a result of a change in control or a termination of employment, assuming a termination was effective as of December 31, 2014. The actual amounts that would be paid can be determined only at the time of the Named Executive Officer’s termination of employment.

48       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

COMPENSATION TABLES Potential Payments Upon Termination of Employment or Change in Control

Effect of Termination on Long-Term Incentive Awards

The following table summarizes the consequences that would occur in the event of a change in control or the termination of employment of a Named Executive Officer under our long-term incentive award agreements, without giving effect to the change in control agreements described below.

Event	Consequences
Change in Control	Phantom Units – continue to vest Performance Share Units – award vests based on target performance
Termination with cause	Phantom and Performance Share Units – executive’s right to unvested portion of award terminates immediately
Voluntary termination (not retirement eligible)	Phantom and Performance Share Units – executive’s right to unvested portion of award terminates immediately
Involuntary termination without cause (not retirement eligible)	Phantom Units – prorated portion of award vests Performance Share Units – prorated portion of award vests based on actual performance after performance period ends
Voluntary termination or involuntary termination without cause (retirement eligible)	Phantom Units – prorated portion of award continues to vest Performance Share Units – prorated portion of award vests based on actual performance after performance period ends
Involuntary termination after a Change in Control	Phantom Units – award vests Performance Share Units – award vests based on target performance
Termination due to Death or Disability	Phantom Units – award vests Performance Share Units – award vests based on target performance

Change in Control Agreements

Each Named Executive Officer has entered into a change in control agreement with the Company. The agreements have an initial term of two years, and automatically extend for a year starting on the first anniversary of the date of the agreements. The Company or the Named Executive Officers can terminate the agreements following the initial two-year term, after providing 6 months advance written notice.

The change in control agreements provide for payments and benefits to the executive in the event of termination of employment within two years after a “change in control” of the Company, other than termination: (1) by the Company for “cause;” (2) by reason of death or disability; or (3) of the executive for other than “good reason” (each such term as defined in the agreements).

Payments and benefits include:

•	a lump-sum cash payment equal to a pro-rata amount of the executive’s target cash incentive for the year in which the termination occurs;

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      49

COMPENSATION TABLES Potential Payments Upon Termination of Employment or Change in Control

•	a lump-sum cash payment equal to two times the sum of the executive’s annual base salary and target annual cash incentive opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting “good reason”;

•	continued medical, dental and basic life insurance coverage for a two-year period (which can also be provided through a third-party insurer); and

•	a lump-sum cash payment representing the amount the Company would have allocated or contributed to the executive’s qualified and nonqualified defined-benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive’s accounts as of the date of termination that would have vested during such two-year period.

In addition, under certain circumstances, the agreements may provide for continued vesting of certain long-term incentive awards for two additional years.

Under the change in control agreements, each Named Executive Officer also is entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the change in control agreement otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Internal Revenue Code, if this reduction would cause the executive to receive a larger after-tax amount than if no reduction were made. In the event a Named Executive Officer becomes entitled to payments and benefits under a change in control agreement, he or she would be subject to a one-year non-competition and non-solicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions.

Potential Payments Upon Termination of Employment or a Change in Control Table

The amounts listed in the following table have been estimated based on a variety of assumptions, and the actual amounts to be paid out can only be determined at the time of each Named Executive Officer’s termination of employment. Amounts shown do not include compensation to which each Named Executive Officer would be entitled without regard to his or her termination of employment, including (a) base salary and short-term incentives that have been earned but not yet paid, and (b) amounts that have been earned, but not yet paid, under the terms of the plans listed under the “Pension Benefits” and “Nonqualified Deferred Compensation” tables.

50       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

COMPENSATION TABLES Potential Payments Upon Termination of Employment or Change in Control

With respect to a Named Executive Officer who is covered by a change in control agreement, the amounts shown do not reflect any reduction in payments that might be made so that the excise tax under Section 4999 of the Internal Revenue Code would not apply.

Name and Triggering Event(1)	Cash Severance Payment(2) ($)	Incremental Retirement Plan Benefit(3) ($)	Welfare and Similar Benefits(4) ($)	Stock Awards(5) ($)	Option Awards ($)	Total ($)
Gregory L. Ebel
Change in Control	—	—	—	6,775,190	—	6,775,190
Voluntary termination or termination with cause	—	—	43,577	—	—	43,577
Involuntary termination without cause	—	—	43,577	3,996,515	—	4,040,092
Involuntary or good reason termination after a CIC	4,532,000	783,091	79,942	13,080,902	—	18,475,935
Death or Disability	—	—	43,577	13,080,902	—	13,124,479
J. Patrick Reddy
Change in Control	—	—	—	1,726,236	—	1,726,236
Termination with cause	—	—	82,035	—	—	82,035
Voluntary or involuntary termination without cause	—	—	82,035	1,079,604	—	1,161,639
Involuntary or good reason termination after a CIC	2,132,900	363,301	114,900	3,338,492	—	5,949,593
Death or Disability	—	—	82,035	3,338,492	—	3,420,527
Reginald D. Hedgebeth
Change in Control	—	—	—	1,350,445	—	1,350,445
Voluntary termination or termination with cause	—	—	21,315	—	—	21,315
Involuntary termination without cause	—	—	21,315	955,270	—	976,585
Involuntary or good reason termination after a CIC	1,884,280	300,103	57,680	3,178,072	—	5,420,135
Death or Disability	—	—	21,315	2,749,430	—	2,770,745
William T. Yardley
Change in Control	—	—	—	924,112	—	924,112
Voluntary termination or termination with cause	—	—	15,900	—	—	15,900
Involuntary termination without cause	—	—	15,900	603,077	—	618,977
Involuntary or good reason termination after a CIC	1,281,540	207,487	40,559	2,149,365	—	3,678,951
Death or Disability	—	—	15,900	1,831,738	—	1,847,638
Dorothy M. Ables
Change in Control	—	—	—	943,407	—	943,407
Termination with cause	—	—	62,451	—	—	62,451
Voluntary or involuntary termination without cause	—	—	62,451	626,549	—	689,000
Involuntary or good reason termination after a CIC	1,577,345	266,092	88,349	1,858,842	—	3,790,628
Death or Disability	—	—	62,451	1,858,842	—	1,921,293

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      51

COMPENSATION TABLES Potential Payments Upon Termination of Employment or Change in Control

(1)	Amounts in the table represent obligations of the Company under agreements currently in place, and valued as of December 31, 2014.

(2)	Amounts payable under the terms of the Named Executive Officer’s change in control agreement, not including accrued salary and cash incentive payments earned but not paid through December 31, 2014 (these amounts are reflected in the Summary Compensation Table, however ).

(3)	Pursuant to the Named Executive Officers’ change in control agreements, this column represents the additional amounts that would be credited and vested in respect of the Spectra Energy Retirement Cash Balance Plan, Spectra Energy Executive Cash Balance Plan, Spectra Energy Retirement Savings Plan and the Spectra Energy Executive Savings Plan if the Named Executive Officer continued to be employed by Spectra Energy for two additional years, at his or her rate of base salary plus target bonus percentage as in effect on December 31, 2014.

(4)	Amounts include the maximum accrued vacation allowed under Company policy and the amount that would be paid to each Named Executive Officer who has entered into a change in control agreement in lieu of providing continued welfare benefits for 24 months.

(5)	Amounts that would result from the acceleration of the vesting of previously awarded stock and any associated dividend equivalent payments due upon vesting. For Mr. Reddy and Ms. Ables, who are retirement eligible, amounts also include the continued vesting of previously awarded phantom units after the applicable termination event.

The amounts shown above with respect to the Company’s outstanding stock awards were calculated based on a variety of assumptions, including the following: (a) the Named Executive Officer terminated employment on the last day of 2014; (b) a stock price for our common stock equal to $36.30, which was the closing price on the last trading day of 2014; (c) the continuation of our dividend at the rate in effect on December 31, 2014; and (d) performance at the target level with respect to performance share units.

Current Equity Compensation Plan Information

The following table contains information, as of December 31, 2014, about securities to be issued upon the exercise of outstanding options, warrants and rights under our equity compensation plans, along with the weighted-average exercise price of the outstanding options, warrants and rights and the number of securities remaining available for future issuance under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available under equity compensation plans (excluding securities reflected in column(1)
Equity compensation plans approved by security holders	1,102,312	25.36	11,690,255
Equity compensation plans not approved by security holders	—	—	—
Total	1,102,312	25.36	11,690,255

(1)	Represents shares available for issuance for awards of phantom unit awards, performance share unit awards or options under the Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated. In the case of performance share units, amounts assume target performance.

52       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

Shareholder Proposals

Proposal 4: Shareholder Proposal-Political Contributions

The Nathan Cummings Foundation (the “Foundation”), located at 475 Tenth Avenue, 14th Floor, New York, New York 10018, has notified Spectra Energy that it intends to present the resolution set forth below at the Annual Meeting for action by the shareholders. The Foundation was the beneficial owner of the Company’s common stock as of November 3, 2014, with a market value in excess of $2,000. The Foundation’s supporting statement for the resolution, along with the Board’s statement in opposition is set forth below.

Resolved: That the shareholders of Spectra Energy (“Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website.

Supporting Statement: As long-term shareholders of Spectra Energy, we support transparency and accountability in corporate spending on political activities. These include any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the Company and its shareholders and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the Company to reputational and business risks that could threaten long-term shareholder value.

We note that Spectra Energy provides a brief policy statement on political spending on its website. However, this does not include any information regarding to whom the Company gave, either directly or indirectly. Indeed, Spectra Energy placed near the bottom of the 2014 CPA-Zicklin Index of Corporate Political Accountability and Disclosure, receiving just 33 points out of 100.

We ask the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies that support transparency and present this information on their websites, including Noble Energy, ConocoPhillips, and Exelon Corporation.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      53

SHAREHOLDER PROPOSALS Proposal 4: Political Contributions

    Opposition Statement of the Company

This proposal is identical to a proposal that was submitted twice by the same shareholder proponent and was included in our 2013 and 2014 Proxy Statements. Supporting the Board’s opposition to the Proposal each time it was submitted, a significant majority of our shareholders voted against this Proposal.

Our approach to political engagement and related governance practices continues to be guided by what we believe is in the best interests of our shareholders, the Company, its employees, customers and other key stakeholders. These interests are best served when we engage constructively in the political process to support policies that create shareholder value and further our business interests. We continue to be committed to the highest standards of ethical conduct and to compliance with applicable laws in our involvement in the political process. Likewise, we are committed to providing shareholders and other interested parties with information about our political activity.

Following considerable engagement with our shareholders, including The Nathan Cummings Foundation, the proponent of this Proposal, in February 2013, we enhanced and published our political contributions policy on our website at http://investors.spectraenergy.com/phoenix.zhtml?c=204494&p=irol-govHighlights. The political contributions policy was again enhanced in January 2015, to provide additional disclosures on our lobbying activities. The political contributions policy, as well as our Code of Business Ethics, which is also available on our website at http://investors.spectraenergy.com/phoenix.zhtml?c=204494&p=irol-govHighlights, set out the governance principles and standards for participation in the political process by the Company and its employees and substantially address the concerns raised by this Proposal.

In our sustainability report, we regularly publish the details of the Company’s public policy positions, advocacy priorities and aggregate political contribution amounts, among other information, which we believe fulfill the proponent’s request for transparency and accountability. Our 2013 Sustainability Report, published in May 2014, is available at www.spectraenergy.com/sustainability.

As expressly stated in our political contributions policy, we follow Federal laws in both Canada and the United States which place limits on a company’s ability to participate in the political process, and as such, we do not contribute corporate funds directly to federal political candidates, committees or parties in either jurisdiction. On a limited basis, we may use corporate funds in the United States to make contributions to 527 organizations (tax-exempt organizations that engage in political activities).

We also participate in business and industry forums, such as trade associations, which provide an appropriate and cost-effective means to share our perspective on matters important to our business and our shareholders’ interests. The trade associations where we have a greater level of participation are listed in our sustainability report and are on our website. In all of these efforts, we advocate for our industry by lending our resources, knowledge and influence to encourage understanding and appreciation for the important role natural gas, natural gas liquids and oil are playing in achieving North America’s energy, environmental and economic goals – and to spur positive policy and action toward that end.

Our governance practices ensure accountability for the Company’s political activity. All of our proposed political contributions are reviewed and approved by a senior business unit government affairs officer and, in some instances, by the President of the relevant business unit or our Chief Executive Officer. Our political spending policies and practices, as well as our public policy positions, advocacy priorities and aggregate political contributions also are reviewed annually by our Board.

We believe that the disclosure enhancements we made in 2013 and 2015 are responsive to the request made in the Proposal and represent corporate best practices. We continue to provide ample disclosure about our participation in the political process, and our internal governance practices ensure accountability for the Company’s political contributions and related expenditures.

54       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

SHAREHOLDER PROPOSALS Proposal 5: Lobbying Disclosures

Proposal 5: Shareholder Proposal — Lobbying Disclosures

The Unitarian Universalist Association, located at 24 Farnsworth Street, Boston, MA 02210-1409, has notified Spectra Energy that it intends to present the resolution set forth below at the Annual Meeting for action by the shareholders. As of November 6, 2014, The Unitarian Universalist Association owned the Company’s common stock having a market value in excess of $2,000.

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company’s lobbying to assess whether our company’s lobbying is consistent with its expressed goals and in the best interests of shareholders and long-term value.

Resolved, the shareholders of Spectra Energy Corp (“Spectra Energy”) request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Spectra Energy used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Spectra Energy’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Spectra Energy is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels. Neither “lobbying” nor “grassroots lobbying communications” include efforts to participate or intervene in any political campaign or to influence the general public or any segment thereof with respect to an election or referendum.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on the company’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly. Spectra Energy does not comprehensively disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to Spectra Energy’s long term interests.

Spectra Energy spent $2.67 million in 2012 and 2013 on direct federal lobbying activities (opensecrets.org). These figures do not include lobbying expenditures to influence legislation in states, where Spectra Energy also lobbies. And Spectra Energy does not disclose membership in or contributions to tax-exempt organizations that write and endorse model legislation, such as the company’s $5,000 contribution to the 2011 annual meeting of the American Legislative Exchange Council (ALEC). At least 90 companies have publicly left ALEC, including ConocoPhillips, Entergy, and Occidental Petroleum.

We urge support for this proposal.

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      55

SHAREHOLDER PROPOSALS Proposal 5: Lobbying Disclosures

    Opposition Statement of the Company

As we stated in our response to Proposal 4, our approach to political engagement and related governance practices are guided by what we believe is in the best interests of our shareholders, the Company, its employees, customers and other key stakeholders. Our approach to political engagement, including lobbying activities, supports our belief in strong governance practices that ensure transparency with respect to our public policy involvement. Our political engagement and advocacy priorities are published in our sustainability report and are on our website. We believe that ensuring transparency in this area should be a continuing process that is assessed in light of the changing environment and what is in the best interest of our stakeholders.

In January 2015, we enhanced our political contributions policy to specifically include discussing our lobbying activities and our public disclosure of those activities. The policy now includes a section entitled “Lobbying” which sets forth why we employ and engage lobbyists, how we select lobbyists and a description of the approval and oversight process with respect to the lobbyists that we engage. We have also set forth in the policy a detailed description of the public disclosure related to our lobbying activities in both the U.S. and Canada.

As set forth in the policy, we file lobbying reports with the U.S. Congress, the Government of Canada, state and provincial agencies on a regular basis, disclosing information about lobbying activities. The reports include information on the issues lobbied, the agencies contacted and the expenditures made, and are available for public review in the United States on the websites of the U.S. House of Representatives (http://www.house.gov) and the U.S. Senate (http://www.senate.gov), and in Canada on the websites of Office of the Commissioner of Lobbying of

Canada, as noted below. In many cases, state and provincial reports are made available for review on the applicable state or provincial agency website.

•  In the U.S., we maintain and file Lobbying Disclosure Act Registration and Reports (Form LD-2) with the U.S. Congress. These reports detail the particular bills and issues on which individual lobbyists had activity, as well as the total lobbying expenses incurred during each calendar quarter. The Lobbying reports may be found at: http://www.senate.gov/legislative/ Public_Disclosure/LDA_reports.htm.

•  In the U.S., Spectra Energy and its registered federal lobbyists must also file semi-annual reports detailing, among other things, Spectra-DCP PAC disbursements and personal and/or direct contributions to federal candidates. These forms (LD-203) are viewable by using the following link: http://www.senate.gov/legislative/ Public_Disclosure/LDA_reports.htm.

•  In Canada, Spectra Energy’s registered consultants and in-house lobbyists must file monthly reports detailing communications with designated public office holders. These forms are publically available at: http://ocl-cal.gc.ca/eic/site/012.nsf/eng/home.

We believe our enhanced policy directly responds to this Proposal and sets forth a more comprehensive system of accountability than sought by the Proposal.

56       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

Other Information

NYSE Listing Standards

Because our common stock is listed on the New York Stock Exchange, we are subject to the NYSE’s regulations regarding corporate governance and other matters. As of the date of this proxy statement, we are in compliance with all applicable NYSE regulations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons owning more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership of the Company’s equity securities and of certain changes in that beneficial ownership. We prepare and file these reports on behalf of our directors and executive officers. To our knowledge, all Section 16(a) reporting requirements applicable to our directors and executive officers were complied with during 2014 with the exception of one late filing for Mr. Guy G. Buckley.

Proposals and Business by Shareholders

If you wish to submit a proposal for inclusion in the proxy statement for our 2016 Annual Meeting of Shareholders, we must receive it by November 20, 2015.

In addition, if you wish to introduce business at our 2016 Annual Meeting (other than proposals to be included in the proxy statement), you must send us written notice of the matter. Your notice must comply with the requirements of our By-laws, and we must receive it no earlier than December 30, 2015 and no later than January 29, 2016. The individuals named as proxy holders for our 2016 Annual Meeting will have discretionary authority to vote proxies on matters of which we are not properly notified and also may have discretionary voting authority under other circumstances.

Your proposal or notice should be mailed to our Corporate Secretary at 5400 Westheimer Court, Houston, Texas 77056.

Director Independence Standards for Relationships Deemed Immaterial

As noted on page 10, the Board has adopted categorical standards under which certain relationships are deemed not to impair a director’s independence. Those standards are as follows:

Relationship	Requirements for Immateriality of Relationship
Personal Relationships
The director or an immediate family member resides within a service area of, and is provided with utility service by, Spectra Energy or its subsidiaries.

• Utility services must be provided in the ordinary course of the provider’s business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm’s-length terms.

The director or an immediate family member holds securities issued publicly by Spectra Energy or its subsidiaries.	• The director or immediate family member can receive no extra benefit not shared on a pro rata basis.
The director or an immediate family member receives pension or other forms of deferred compensation for prior service, or other compensation unrelated to director or meeting fees, from Spectra Energy or its subsidiaries.	• The compensation cannot be contingent in any way on continued service, and

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      57

OTHER INFORMATION Director Independence Standards for Relationships Deemed Immaterial

Relationship	Requirements for Immateriality of Relationship

•  The director has not been employed by Spectra Energy or any company that was a subsidiary of Spectra Energy at the time of such employment for at least three years, or the immediate family member has not been an executive officer of Spectra Energy for at least three years and any such compensation that is not pension or other forms of deferred compensation for prior service cannot exceed $10,000 per year.

A director’s immediate family member is an employee (other than an executive officer) of a company that does business with Spectra Energy or its subsidiaries, or in which Spectra Energy or its subsidiaries have an equity interest.	• If the immediate family member lives in the director’s home, the business must be done in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.
The director and his or her immediate family members together own 5% or less of a company that does business with Spectra Energy or its subsidiaries, or in which Spectra Energy and its subsidiaries have an equity interest.	• None; relationship is considered immaterial.
Business Relationships
Payments for property or services are made between Spectra Energy or its subsidiaries and a company associated* with the director or immediate family member who is an executive officer of the associated company.

•  Payment amounts must not exceed the greater of $1 million or 2% of the associated company’s revenues in any of its last three fiscal years, and

•  Relationship must be in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.

Indebtedness is outstanding between Spectra Energy or its subsidiaries and a company associated* with the director or immediate family member.

•  Indebtedness amounts must not exceed 5% of the associated company’s assets in any of its last three fiscal years, and

•  Relationship must be in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.

The director or immediate family member is a non-management director of a company that does business with Spectra Energy or its subsidiaries or in which Spectra Energy or its subsidiaries have an equity interest.	• The business must be done in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.
Charitable Relationships
Charitable donations or pledges are made by Spectra Energy or its subsidiaries to a charity associated* with the director or immediate family member.	• Donations and pledges must not result in payments exceeding the greater of $100,000 and 2% of the charity’s revenues in any of its last three fiscal years.
A charity associated* with the director or immediate family member is located within a service area of, and is provided with utility service by, Spectra Energy or its subsidiaries.

•  Utility service must be provided in the ordinary course of the provider’s business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm’s-length terms.

Payments for property or services are made between Spectra Energy or its subsidiaries and a charity associated* with the director or immediate family member.	• Relationships must be in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms or subject to competitive bidding.

*	An “associated” company is one (a) for which the director or immediate family member is a general partner, principal or employee, or (b) of which the director and immediate family members together own more than 5%. An “associated” charity is one for which the director or immediate family member serves as an officer, director, advisory board member or trustee.

58       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

Annual Meeting Information

About this Proxy Statement

We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2015 Annual Meeting of Shareholders. It contains important information for you to consider when deciding how to vote your shares at the Annual Meeting, so we ask that you read it carefully.

You received this proxy statement and you are eligible to vote at this year’s Annual Meeting because you owned our common stock at the close of business on March 2, 2015. We refer to this date as the “record date.”

How We Furnish Proxy Materials To Shareholders

Electronic and Paper Delivery

We use an “e-proxy” process to furnish these important proxy materials to our shareholders in order to reduce the cost and lessen the environmental impact of our proxy distribution. This means that if you are eligible to vote, we sent you a Notice by mail informing you where to go online to access the proxy statement, our 2014 Annual Report to Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. We have also mailed paper copies to shareholders who requested them.

To request a paper copy of the current proxy statement: notify Investor Relations by phone at 713-627-4606, by e-mail at investorrelations@spectraenergy.com, or by mail at Spectra Energy Corp, c/o Investor Relations, 5400 Westheimer Court, Houston, Texas 77056.

To enroll in electronic delivery of proxy materials going forward: go to http://enroll.icsdelivery.com/SE and follow the instructions. You will need to enter a valid email address along with your social security number.

Multiple Shareholders in the Same Household

Under a procedure approved by the Securities and Exchange Commission, when more than one shareholder reside at the same address, those shareholders can consent to receive a single copy of Spectra Energy’s annual report and proxy statement. Shareholders will still receive separate proxy cards so that they can cast their own votes. This “householding” procedure reduces printing costs and fees. However, if any shareholder within a household does not consent to “householding,” we will mail these documents separately to that shareholder.

Note that “householding” applies only to proxy materials and annual reports; it does not affect the mailing of dividend checks or Stock Purchase and Dividend Reinvestment Plan statements.

If you have consented to “householding” but wish to receive separate annual reports and proxy statements in the future, notify Investor Relations by phone at 713-627-4606, by e-mail at investorrelations@spectraenergy.com or by mail at Spectra Energy Corp, c/o Investor Relations, 5400 Westheimer Court, Houston, Texas 77056. You will be removed from the “householding” program within 30 days after we receive your notice. If your household received a single mailing this year and you would like to receive additional copies of our 2014 Annual Report to Shareholders and our 2015 proxy materials, Investor Relations can promptly handle that request for you as well.

Multiple Proxy Cards

You may receive multiple proxy cards if you own Spectra Energy common stock through multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted at the Annual Meeting.

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      59

ANNUAL MEETING INFORMATION About Proxy Voting

About Proxy Voting

What is a proxy?

Because most shareholders are not able to vote in person at the Annual Meeting, we ask that they designate another person to vote their shares at the meeting in accordance with their instructions. That person is called a “proxy.” If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”

If you mail us your properly completed and signed proxy card, or you vote by telephone or Internet, your shares of our common stock will be voted according to the choices that you specify.

What happens if I don’t provide a proxy or I don’t give voting instructions on all matters?

The answer depends on whether you hold your shares in your own name or in the name of a brokerage firm, bank or other holder of record.

If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or vote in person. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•  FOR the election of all nominees for director;

•  FOR the ratification of the appointment of Deloitte & Touche LLP as Spectra Energy’s independent registered public accounting firm for fiscal year 2015;

•  FOR the approval, on an advisory, non-binding basis, of the compensation of our Named Executive Officers; and

•  AGAINST each of the two shareholder proposals described in this proxy statement, if properly presented.

If your shares are held through a brokerage firm or bank,
in the absence of instructions from you, the brokerage firm or bank can vote your shares only on Proposal 2 – the selection of

Deloitte & Touche LLP as our independent registered public accounting firm. This is because Proposal 2 is considered to be a “routine” matter under the rules that govern the annual meeting process. The other proposals on this year’s agenda are not considered routine matters,

How to Vote By Proxy Before the Annual Meeting, you can give a proxy to vote your shares of our common stock in one of the following ways:
by telephone – shareholders located in the United States can vote by calling 1-800-690-6903 toll-free and following the instructions on the proxy card;
by Internet – you can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or
by mail – if you received your proxy materials by mail, you can vote by completing and signing your proxy card and mailing it in time to be received prior to the Annual Meeting.
Scan this QR code to vote with your mobile device
During the telephone and Internet voting process, you will confirm your identity, give your voting instructions, and receive verification that your instructions have been properly recorded.
In Person

You may come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring an account statement or letter from the nominee indicating that you were the owner of the shares at the close of business on March 2, 2015. You will need a current government-issued photo identification (such as a driver’s license or a passport) to enter the Annual Meeting.

and therefore your broker will not be able to vote on any of those proposals without your instructions. This is called a “broker non-vote.”

However you hold your shares, we urge you to exercise your voting rights as a shareholder and vote at the Annual Meeting.

60       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

ANNUAL MEETING INFORMATION About Proxy Voting

What if proposals that weren’t listed on my proxy are put to a vote at the Annual Meeting?

We do not expect that any additional matters will be brought before the Annual Meeting. However, you should be aware that by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting. Therefore, if an issue comes up for a vote at the Annual Meeting that is not included in this proxy statement, the proxy holders will vote your shares in accordance with their best judgment.

Voting Shares in Your Spectra Energy Retirement Savings Plan Account

If you participate in the Spectra Energy Retirement Savings Plan, you have the right to provide voting directions to the plan trustee for those shares of our common stock that are allocated to your plan account. Plan participant proxies are treated confidentially.

If you elect not to provide voting directions to the plan trustee, the trustee will vote the Spectra Energy shares allocated to your plan account in the same proportion as those shares for which the plan trustee has received voting directions from other plan participants, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974. Because the plan trustee must process voting instructions from participants before the date of the Annual Meeting, you are urged to deliver your instructions well in advance of the Annual Meeting so that the instructions are received no later than April 23, 2015.

Changing Your Vote

You may change your vote or revoke your proxy by:

•	notifying our Corporate Secretary in writing that you are revoking your proxy;

•	providing another signed proxy that is dated after the proxy you wish to revoke;

•	using the telephone or Internet voting procedures; or

•	attending the Annual Meeting and voting in person.

How Voting Works

Quorum requirement

In order to conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum.

Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining whether there is a quorum at the Annual Meeting.

A “broker non-vote” occurs when, as discussed above, a bank or broker holds shares for another person, has not received voting instructions from that person, and does not have discretionary authority to vote the shares on a proposal because the proposal is not considered to be routine.

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      61

ANNUAL MEETING INFORMATION About Proxy Voting

As of the record date, 671,320,402 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting. Each share of our common stock has one vote.

REQUIRED VOTES FOR EACH PROPOSAL
Proposal	Votes required	What happens if you abstain or you do not give voting instructions to your broker
Proposal 1 (Election of Directors)	A director will be elected if the number of shares voted FOR the director exceeds the number of votes AGAINST that director	Abstentions: No effect on outcome No instructions to broker: Results in a “broker non-vote,” which has no effect on the outcome
Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm)	Adoption requires the affirmative vote of a majority of the shares that are present at the meeting in person or by proxy and are entitled to vote on Proposal 2	Abstentions: same effect as votes
AGAINST

No instructions to broker: Broker
may vote FOR or AGAINST, or may
choose not to vote. If it chooses
not to vote, this results in a
“broker non-vote,” which has the
same effect as votes AGAINST

Proposal 3 (Advisory Vote Approving Executive Compensation)	Adoption requires the affirmative vote of a majority of the shares that are present at the meeting in person or by proxy and are entitled to vote on Proposal 3	Abstentions: same effect as votes AGAINST No instructions to broker: Results in a “broker non-vote,” which has no effect on the outcome
Proposal 4 (Shareholder Proposal-Political Contributions)	Adoption requires the affirmative vote of a majority of the shares that are present at the meeting in person or by proxy and are entitled to vote on Proposal 4	Abstentions: same effect as votes AGAINST No instructions to broker: Results in a “broker non-vote,” which has no effect on the outcome
Proposal 5 (Shareholder Proposal-Lobbying Disclosures)	Adoption requires the affirmative vote of a majority of the shares that are present at the meeting in person or by proxy and are entitled to vote on Proposal 5	Abstentions: same effect as votes AGAINST No instructions to broker: Results in a “broker non-vote,” which has no effect on the outcome

Effect of Voting on Certain Matters

Election of Directors

In any uncontested election, any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election is required to tender his or her resignation. The Corporate Governance Committee must then make recommendations to the Board with respect to the resignation, and the Board is required to make a decision on this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Principles for Corporate Governance, which is posted on the Corporate Governance section of our website at http://investors.spectraenergy.com/.

62       SPECTRA ENERGY CORP 2015 PROXY STATEMENT

ANNUAL MEETING INFORMATION About Proxy Voting

Advisory vote approving executive compensation

As required by SEC rules, we are asking our shareholders to provide an advisory, nonbinding vote to approve the compensation awarded to our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and Spectra Energy’s philosophy, policies and procedures relating to executive compensation described in this proxy statement.

Cost of Proxy Solicitation

The Spectra Energy Board of Directors is requesting your proxy for the Annual Meeting and will pay all the costs of requesting shareholder proxies. We have hired Broadridge Financial Solutions, Inc. to assist in mailing proxy materials, providing electronic access to the proxy materials and requesting proxies. Broadridge’s fee for these services is approximately $65,000 plus out-of-pocket expenses. We have also hired Morrow & Co., LLC to assist in the solicitation of proxies for a fee of $12,000.

We can request proxies through the mail or personally by telephone, fax or other means. We can use our directors, officers and other employees to request proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of our common stock.

SPECTRA ENERGY CORP 2015 PROXY STATEMENT      63

Spectra Energy Awards & Recognition
At Spectra Energy, we pride ourselves on creating a world-class work environment and offering the most advanced, sustainable energy solutions. Here are some of our most recent awards.	Fortune Magazine’s FORTUNE 500	• Annual ranking of America’s largest corporations: 2008-2014
	Corporate Responsibility Magazine’s 100 Best Corporate Citizens List	• Named to the 100 Best Corporate Citizens List: 2011-2014	• Recognized as the best corporate citizen among utilities: 2012-2014
	Ethisphere Institute’s World’s Most Ethical Companies List	• Recognized for leadership in promoting ethical business standards, exceeding legal minimums for compliance and introducing innovative ideas: 2012-2014
	Dow Jones Sustainability Indexes	• Dow Jones Sustainability World Index: 2010-2014	• Dow Jones Sustainability North America Index: 2008-2014
	RobecoSAM	• Received RobecoSAM Industry Leader and Gold Class Sustainability Awards: 2014-2015	• Received RobecoSAM Bronze Class Sustainability Award: 2011-2013
	CDP Indexes	• CDP Global 500 Climate Disclosure Leadership Index: 2009, 2012-2013	• S&P 500 Climate Disclosure Leadership Index: 2008-2014
		• CDP Global 500 Climate Performance Leadership Index: 2013	• S&P 500 Climate Performance Leadership Index: 2010, 2013-2014
	STOXX® ESG Leaders Indexes	• Named to the STOXX® Global ESG Leaders Index, which assesses corporate environmental, social and governance performance: 2011-2014
	NYSE Euronext Vigeo Indexes	• NYSE Euronext Vigeo World 120 Index: 2013-2014	• NYSE Euronext Vigeo US 50 Index: 2013-2014
	Newsweek’s Green Rankings	• Named to Newsweek’s list of the world’s largest companies ranked in terms of corporate sustainability and environmental impact: 2010-2012, 2014	• Ranked 87th in the U.S. and 157th in the world: 2014
	Platts Top 250 Global Energy Company Rankings	• Included in the Platts Top 250 Global Energy Company Rankings based on asset worth, revenues, profits and return on invested capital: 2007-2014
	Platts Global Energy Awards	• New Jersey-New York Expansion Project recognized as a Premier Construction Project: 2014
	American Gas Association	• Safety Achievement Award in fleet safety to Union Gas; accident prevention certificates to Spectra Energy and Union Gas: 2013
	Workplace Dynamics’ Top Workplaces	• Recognized as one of the top 150 workplaces in the U.S.: 2013	• Named one of Houston’s top 150 places to work: 2010-2014
	MediaCorp Canada’s Top 100 Employers	• Union Gas recognized as one of Canada’s Top 100 Employers: 2011-2015
	Human Rights Campaign’s Corporate Equality Index	• Named to the Corporate Equality Index, rating American workplaces on lesbian, gay, bisexual and transgender equality: 2010-2015
	Anti-Defamation League’s Community of Respect®	• Recognized by the Anti-Defamation League for corporate commitment to diversity: 2007-2013
	Chief Learning Officer Magazine	• Recognized as a LearningElite organization for the excellence of learning, development and performance programs: 2011-2013

SPECTRA ENERGY CORP C/O BROADRIDGE FINANCIAL SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - Go to www.proxyvote.com or scan the QR code with your mobile device or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M84591-P59555-Z64766	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPECTRA ENERGY CORP
The Board of Directors recommends you vote FOR the following proposals:
1. Election of Directors	For	Against	Abstain
Nominees:
1a. Gregory L. Ebel	☐	☐	☐
1b. F. Anthony Comper	☐	☐	☐			For	Against	Abstain
1c. Austin A. Adams	☐	☐	☐	2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS SPECTRA ENERGY CORP'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.	☐	☐	☐
1d. Joseph Alvarado	☐	☐	☐
1e. Pamela L. Carter	☐	☐	☐
1f. Clarence P. Cazalot Jr	☐	☐	☐
1g. Peter B. Hamilton	☐	☐	☐	3.	AN ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.	☐	☐	☐
1h. Miranda C. Hubbs	☐	☐	☐
1i. Michael McShane	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposals:
1j. Michael G. Morris	☐	☐	☐
1k. Michael E. J. Phelps	☐	☐	☐	4.	SHAREHOLDER PROPOSAL CONCERNING DISCLOSURE OF POLITICAL CONTRIBUTIONS.	☐	☐	☐
				5.	SHAREHOLDER PROPOSAL CONCERNING DISCLOSURE OF LOBBYING ACTIVITIES.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form 10-K and Annual Report to Shareholders are available at www.proxyvote.com.

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M84592-P59555-Z64766

SPECTRA ENERGY CORP Annual Meeting of Shareholders April 28, 2015 10:00 AM, CT This proxy is solicited by the Board of Directors

The undersigned hereby appoints Reginald D. Hedgebeth, J. Patrick Reddy and Patrica M. Rice, or any of them, as proxies, with full power of substitution, to vote as designated on the reverse side all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of Spectra Energy Corp to be held on Tuesday, April 28, 2015, at 10:00 a.m., Central Time, at the Company’s headquarters at 5400 Westheimer Court, Houston, Texas 77056, or any postponement or adjournment thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date on the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary, the shares represented will be voted in accordance with the Board’s recommendations.

Continued and to be signed on reverse side